================================================================================
                                                                  EXHIBIT (b)(4)


THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF OCTOBER 30, 2003 AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, C.M. LIFE INSURANCE COMPANY, MASSMUTUAL PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE INVESTORS, TOWER SQUARE CAPITAL PARTNERS, L.P., TSCP SELECTIVE, L.P., TDG MERGER CO., A DELAWARE CORPORATION (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.) (THE "COMPANY") AND MADISON CAPITAL FUNDING, LLC ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                               TDG HOLDING COMPANY
                                 TDG MERGER CO.
               (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.)

                          SECURITIES PURCHASE AGREEMENT

                                 TDG MERGER CO.
               (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.)

          $8,750,000 14% Senior Subordinated Notes due October 30, 2011

                               TDG HOLDING COMPANY

                  Warrants for 9,569.85 Shares of Common Stock
                             (subject to adjustment)

                                October 30, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page
1.    AUTHORIZATION OF SECURITIES; OTHER PURCHASERS; ETC...........................................................1


2.    SALE AND PURCHASE OF SECURITIES..............................................................................2


3.    CLOSING......................................................................................................2


4.    CONDITIONS TO CLOSING........................................................................................3

   4.1.  REPRESENTATIONS AND WARRANTIES CORRECT....................................................................3
   4.2.  PERFORMANCE: NO DEFAULT...................................................................................3
   4.3.  RELATED TRANSACTIONS......................................................................................3
   4.4.  COMPLIANCE CERTIFICATE....................................................................................6
   4.5.  SALE OF SECURITIES TO PURCHASERS..........................................................................6
   4.6.  OPINION OF COUNSEL FOR THE ISSUERS........................................................................6
   4.7.  OPINIONS OF THE PURCHASER'S SPECIAL COUNSEL...............................................................6
   4.8.  LEGAL INVESTMENT; CERTIFICATE.............................................................................6
   4.9.  SALE AND PURCHASE NOT FORBIDDEN BY LAW....................................................................6
   4.10.    PAYMENT OF FUNDING FEE AND TRANSACTION COSTS; NAIC FEE.................................................6
   4.11.    PURCHASER APPROVAL.....................................................................................7
   4.12.    MATERIAL ADVERSE CHANGE................................................................................7
   4.13.    PROCEEDINGS AND DOCUMENTS..............................................................................7

5.    REPRESENTATIONS AND WARRANTIES...............................................................................7

   5.1.  ORGANIZATION, STANDING, ETC. OF THE ISSUERS AND THE SUBSIDIARIES..........................................7
   5.2.  NAMES; JURISDICTION OF INCORPORATION, SUBSIDIARIES, ETC...................................................8
   5.3.  QUALIFICATION.............................................................................................8
   5.4.  BUSINESS; DISCLOSURE MATERIALS............................................................................8
   5.5.  CAPITAL STOCK.............................................................................................8
   5.6.  FINANCIAL STATEMENTS.....................................................................................10
   5.7.  CHANGES; SOLVENCY, ETC...................................................................................11
   5.8.  TAX RETURNS AND PAYMENTS.................................................................................11
   5.9.  DEBT, LIENS, INVESTMENTS, TRANSACTIONS WITH AFFILIATES LEASES ...........................................12
   5.10.    TITLE TO PROPERTIES: LIENS; LEASES....................................................................12
   5.11.    LITIGATION, ETC.......................................................................................12
   5.12.    VALID AND BINDING OBLIGATIONS: COMPLIANCE WITH OTHER INSTRUMENTS: ABSENCE OF RESTRICTIONS, ETC........13
   5.13.    ERISA.................................................................................................14
   5.14.    CONSENTS, ETC.........................................................................................16
   5.15.    PROPRIETARY RIGHTS; LICENSES..........................................................................16
   5.16.    OFFER OF SECURITIES; INVESTMENT BANKERS...............................................................16
   5.17.    GOVERNMENT REGULATION.................................................................................17
   5.18.    DISCLOSURE............................................................................................17
   5.19.    LABOR RELATIONS; SUPPLIERS, DISTRIBUTORS AND CUSTOMERS................................................17
   5.20.    DEFAULT...............................................................................................18
   5.21.    COMPLIANCE WITH LAWS..................................................................................18
   5.22.    ACQUISITION...........................................................................................18
   5.23.    MANAGEMENT RESTRICTIONS...............................................................................19
   5.24.    VOTING PROVISIONS.....................................................................................19
   5.25.    INSURANCE COVERAGE....................................................................................19
   5.26.    ABSENCE OF CERTAIN CHANGES............................................................................19

6.    USE OF PROCEEDS; FEDERAL RESERVE BOARD REGULATIONS, ETC.; ABSENCE OF FOREIGN OR ENEMY STATUS;
ANTI-TERRORISM ORDER..............................................................................................20


7.    FINANCIAL STATEMENTS AND INFORMATION........................................................................21


8.    INSPECTION..................................................................................................25


9.    PREPAYMENT OF NOTES.........................................................................................26

   9.1.  OPTIONAL PREPAYMENT WITH PREMIUM OF NOTES................................................................26
   9.2.  PREPAYMENT WITH PREMIUM AT THE OPTION OF HOLDERS OF NOTES UPON A CHANGE OF CONTROL.......................27
   9.3.  ALLOCATION OF PARTIAL PREPAYMENTS OF NOTES...............................................................28
   9.4.  NOTICE OF OPTIONAL PREPAYMENTS OF NOTES..................................................................29
   9.5.  MATURITY; ACCRUED INTEREST; SURRENDER, ETC. OF NOTES.....................................................29
   9.6.  PURCHASE OF NOTES........................................................................................29
   9.7.  PAYMENT ON NON-BUSINESS DAYS.............................................................................29

10.   REGISTRATION, ETC...........................................................................................29

   10.1.    REGISTRATION ON REQUEST...............................................................................29
   10.2.    INCIDENTAL REGISTRATION...............................................................................31
   10.3.    REGISTRATION PROCEDURES...............................................................................31
   10.4.    RESTRICTIONS ON OTHER AGREEMENTS......................................................................31

11.   SUBORDINATION...............................................................................................32


12.   STOCKHOLDERS AGREEMENT AND MANAGEMENT OPTION PLAN; OPTIONS TO EMPLOYEES; EMPLOYMENT ARRANGEMENTS............32


13.   BOARD VISITATION RIGHTS.....................................................................................32


14.   COVENANTS OF THE COMPANY....................................................................................33

   14.1.    BOOKS OF RECORD AND ACCOUNT; RESERVES.................................................................33
   14.2.    PAYMENT OF TAXES AND CLAIMS...........................................................................33
   14.3.    CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS..................................34
   14.4.    LINES OF BUSINESS; PROPRIETARY RIGHTS.................................................................35
   14.5.    INSURANCE.............................................................................................35
   14.6.    LIMITATION ON DISCOUNT OR SALE OF RECEIVABLES.........................................................35
   14.7.    LIMITATION ON INDEBTEDNESS............................................................................35
   14.8.    LIMITATION ON RESTRICTED PAYMENTS.....................................................................37
   14.9.    CERTAIN FINANCIAL COVENANTS...........................................................................39
   14.10.   LIMITATION ON LIENS...................................................................................43
   14.11.   LIMITATION ON TRANSACTIONS WITH AFFILIATES............................................................45
   14.12.   LIMITATION ON INVESTMENTS.............................................................................45
   14.13.   LIMITATION ON ISSUANCE OF SHARES OF SUBSIDIARIES......................................................45
   14.14.   LIMITATION ON SUBSIDIARIES' CONSOLIDATION, MERGER OR SALE OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS...46
   14.15.   LIMITATION ON THE ISSUERS' CONSOLIDATION OR MERGER....................................................46
   14.16.   LIMITATION ON DISPOSITION OF PROPERTY.................................................................47
   14.17.   LIMITATION ON LEASEBACKS..............................................................................48
   14.18.   MODIFICATION OF CERTAIN DOCUMENTS, AGREEMENTS AND INSTRUMENTS.........................................48
   14.19.   NOTE GUARANTEES.......................................................................................48
   14.20.   OPERATING LEASE RENTALS...............................................................................49
   14.21.   MERGER PURSUANT TO ACQUISITION........................................................................49
   14.22.   EQUITY CALL AGREEMENT.................................................................................49

15.   DEFINITIONS.................................................................................................49

   15.1.    DEFINITIONS OF CAPITALIZED TERMS......................................................................49
   15.2.    OTHER DEFINITIONS.....................................................................................64
   15.3.    ACCOUNTING TERMS AND PRINCIPLES; LAWS.................................................................65

16.   REMEDIES....................................................................................................65

   16.1.    EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY...................................................65
   16.2.    SUITS FOR ENFORCEMENT, ETC............................................................................70
   16.3.    NO ELECTION OF REMEDIES...............................................................................70
   16.4.    REMEDIES NOT WAIVED...................................................................................70
   16.5.    APPLICATION OF PAYMENTS...............................................................................70

17.   REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES...........................................................70


18.   REPLACEMENT OF SECURITIES...................................................................................71


19.   AMENDMENT AND WAIVER........................................................................................71


20.   METHOD OF PAYMENT OF SECURITIES.............................................................................72


21.   EXPENSES; INDEMNITY.........................................................................................73


22.   TAXES.......................................................................................................73


23.   COMMUNICATIONS..............................................................................................74


24.   SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC.................................................75


25.   SUCCESSORS AND ASSIGNS; RIGHTS OF OTHER HOLDERS.............................................................75


26.   PURCHASE FOR INVESTMENT; ERISA..............................................................................75


27.   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL...........................................................77


28.   MISCELLANEOUS...............................................................................................78

Schedule I            --     Information as to Purchasers

Exhibit 1(a)(i)       --     Form of Warrant
Exhibit 1(a)(ii)      --     Certificate of Incorporation of the Parent
Exhibit 1(b)          --     Form of Note
Exhibit 1(c)-1        --     Form of Note Guarantee - Subsidiary
Exhibit 1(c)-2        --     Form of Note Guarantee -  Parent
Exhibit 3             --     Instructions for Wire Transfer of Funds
Exhibit 4.3(b)        --     Indebtedness to be Repaid Prior to Closing
Exhibit 4.3(d)        --     Form of Stockholders Agreement
Exhibit 4.3(f)        --     Form of Subordination Agreement
Exhibit 4.3(j)        --     EBITDA Calculation
Exhibit 4.3(l)        --     Form of Equity Call Agreement
Exhibit 5.2           --     Names, Jurisdictions of Incorporation and Subsidiaries
Exhibit 5.5(a)        --     Authorized Capital Stock of the Parent
Exhibit 5.5(b)        --     Authorized Capital Stock of Subsidiaries
Exhibit 5.5(d)        --     Outstanding Rights, Options, Warrants, or Agreements
Exhibit 5.6(a)        --     Acquired Company Financial Statements
Exhibit 5.6(c)        --     Pro-Forma Unaudited Consolidated and Consolidating Balance Sheets of
                             the Parent
Exhibit 5.7           --     Changes in Financial Condition
Exhibit 5.8           --     Tax Returns and Payments
Exhibit 5.9           --     Permissible Post-Acquisition Debt; Liens, Investments; Affiliates and Transactions
                             Therewith; Leases for Real Property in Excess of $100,000 Per Annum
Exhibit 5.13          --     Post-Retirement Benefit Obligations
Exhibit 5.14          --     Consents, Approvals, Notices, Authorizations, Declarations and Filings Required
                             Before Closing
Exhibit 5.15          --     Proprietary Rights; Licenses
Exhibit 5.22(a)       --     Other Agreements
Exhibit 5.22(b)       --     Exceptions to Warranties & Representations at Closing
Exhibit 5.22(d)       --     Transaction Costs
Exhibit 5.25          --     Insurance Coverage
Exhibit 5.26          --     Absence of Certain Changes
Exhibit 6             --     Use of Proceeds
Exhibit 7(d)(v)       --     Information required as to New Subsidiary
Exhibit 10            --     Registration Rights Provision
Exhibit 14.11         --     Transactions with Affiliates
Exhibit 14.21         --     Form of Assumption Agreement

                               TDG HOLDING COMPANY
                                 TDG MERGER CO.
               (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.)
                            c/o The Riverside Company
                               Rockefeller Center
                          630 Fifth Avenue, Suite 1530
                               New York, NY 10011

                                                                October 30, 2003


To Each of the Purchasers Named
on Schedule I Attached Hereto

Ladies and Gentlemen:


         TDG HOLDING COMPANY, a Delaware corporation (together with any successor permitted hereunder, the "PARENT"), and TDG MERGER CO., a Delaware corporation (together with any successor permitted hereunder, including, effective upon the Merger (as hereinafter defined), THE DWYER GROUP, INC., a Delaware corporation, the "COMPANY"; and together with the Parent (each an "ISSUER" and collectively, the "ISSUERS"), agree with each Purchaser (as hereinafter defined) as follows. Certain capitalized terms used herein are defined in Section 15.

1.       AUTHORIZATION OF SECURITIES; OTHER PURCHASERS; ETC.

                  (a) The Parent has authorized the issue and sale of its common stock purchase warrants (herein, together with any common stock purchase warrants issued in exchange therefor or replacement thereof, called the "WARRANTS") evidencing rights to purchase in the aggregate 9,569.85 shares (subject to adjustment) of Common Stock. The Warrants are to be substantially in the form of Exhibit 1(a)(i) attached hereto. A copy of the certificate of incorporation of the Parent is set forth as Exhibit 1(a)(ii) attached hereto.

                  (b) The Company has authorized the issue and sale of its 14% Senior Subordinated Notes due October 30, 2011 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "NOTES") in the aggregate principal amount of $8,750,000. The Notes are to be substantially in the form of Exhibit 1(b) attached hereto. Interest on the Notes is payable quarterly on the 30th day of each January, April, July and October, commencing January 30, 2004. In no event shall the amount paid or agreed to be paid as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

                  (c) The Notes are to be guaranteed (as to principal, premium and interest) by (i) each of the Subsidiaries (including any Subsidiary of the Acquired Company but excluding any Foreign Subsidiary), whether now existing or hereafter acquired or created, and (ii) the Parent pursuant to one or more guarantee agreements substantially in the form of Exhibit 1(c)-1 or Exhibit 1(c)-2 attached hereto (collectively, the "NOTE GUARANTEES").

2.       SALE AND PURCHASE OF SECURITIES.

         The Company will issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Issuers and the Subsidiaries contained herein and in the other Operative Documents, each Purchaser will purchase from the Company, at the Closing, as specified in Section 3, the principal amount of Notes specified on that portion of Schedule I attached hereto as is applicable to such Purchaser. In connection with such purchase and sale, and as an inducement for each of the Purchasers to purchase such Notes, the Parent will, subject to the terms and conditions contained herein and in the Warrants, issue to each of the Purchasers a Warrant representing the aggregate number of shares of Common Stock set forth below such Purchaser's respective name on Schedule I hereto. The aggregate purchase price of the Notes and the Warrants shall be $8,750,000 which shall be allocated (a) $7,872,500]to the Notes and (b) $877,500 to the Warrants. The Issuers and the Purchasers agree that the values ascribed to the Securities (which values shall be used by the Issuers and the Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3.       CLOSING.

         The closing of the sale and purchase of the Securities hereunder (the "CLOSING") shall take place at the office of Jones Day, 77 West Wacker, Chicago, Illinois 60601, on October 30, 2003 (the "CLOSING DATE") not later than 11:00 A.M. New York time (the Purchasers' reinvestment deadline). At the Closing:

                  (a) the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the denominations indicated on Schedule I, in the aggregate principal amount of the purchase thereof, dated the Closing Date and payable to the holder indicated on Schedule I against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto; and

                  (b) the Parent will deliver to each Purchaser one or more Warrants (as set forth below such Purchaser's name on Schedule I), representing the number of shares of Common Stock indicated on such
         Schedule I and registered in the name of the holder indicated on
         Schedule I.

         If at the Closing any Issuer shall fail to tender the Securities to be delivered to any Purchaser as provided herein, or if at the Closing any of the conditions specified in Section 4 shall not have been fulfilled to each Purchaser's satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

4.       CONDITIONS TO CLOSING.

         Each Purchaser's obligation under this Agreement, including without limitation, the obligation to purchase and pay for the Notes and Warrants to be purchased by it hereunder at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions:

         4.1.     REPRESENTATIONS AND WARRANTIES CORRECT.

         The representations and warranties made by each of the Issuers in
Section 5 and Section 6 and by the Issuers and each Subsidiary Guarantor in the other Operative Documents shall be correct at and as of the time of the Closing (after giving effect to the transactions to be consummated at, or contemporaneously with, the Closing, including the Acquisition).

         4.2.     PERFORMANCE: NO DEFAULT.

         Each of the Issuers and each Subsidiary Guarantor shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         4.3.     RELATED TRANSACTIONS.

                  (a) Pursuant to and in accordance with the terms of the Acquisition Agreement, the Company shall have acquired all of the shares of outstanding capital stock of The Dwyer Group, Inc. a Delaware corporation (the "ACQUIRED COMPANY"). Except as provided in Section
         5.22 hereof, no condition under any of the Acquisition Documents for the benefit of the Company shall have been waived. The aggregate purchase price together with the transaction fees and expenses to be paid in connection with the

         Acquisition shall not exceed $59,400,000, which amount includes a closing fee of not more than $1,283,000 payable to Riverside Partners, LLC or its Affiliates. The terms of the Acquisition Documents shall be reasonably satisfactory to each of the Purchasers in all material respects. The Issuers shall have delivered to the Purchasers copies of the fully executed Acquisition Documents (including, without limitation, copies of the opinions (which opinions shall expressly provide that the Purchasers may rely thereon), if any, delivered in connection with the consummation of the Acquisition), certified as true and correct by an officer of the Company.

                  (b) After giving effect to the Acquisition, the Issuers and the Subsidiaries shall not have on the Closing Date any Indebtedness other than that evidenced by the Notes, the Senior Bank Documents and the Note Guarantees and that which is specified on Exhibit 5.9 attached hereto. The Indebtedness specified on Exhibit 4.3(b) attached hereto shall have been repaid in full and all related Liens shall have been terminated and each Purchaser shall have received evidence of the foregoing (including, without limitation, payoff letters, mortgage discharges and appropriate termination statements relating to any filings evidencing liens on any Issuer's or any Subsidiary's assets).

                  (c) The Indebtedness and equity capitalization of the Company shall be in all respects satisfactory to each of the Purchasers. Without limiting the generality of the foregoing, the Purchasers shall have received satisfactory evidence that (i) not less than $27,000,000 of cash equity (including certain "rollover" equity contributions made by members of management) shall have been invested into the Parent (and such equity shall have been contributed by the Parent to the Company), at least $24,000,000 of which shall have been invested by the Riverside Parties on terms reasonably satisfactory to each of the Purchasers in all material respects and (ii) the ratio of (x) the aggregate amount of all Indebtedness of the Issuers and the Subsidiaries on the Closing Date to (y) consolidated EBITDA of the Issuers and the Subsidiaries (on a pro forma basis after giving effort to the Acquisition, determined on a basis satisfactory to the Purchasers) for the twelve months ended September 30, 2003 is not in excess of 4.00 to 1.00.

                  (d) Each of the Purchasers, the Parent, the Riverside Partnership, and certain other stockholders shall have entered into a stockholders agreement, in the form of Exhibit 4.3(d) attached hereto (as the same may from time to time be amended, modified or supplemented, in each case, in accordance with the terms of the Operative Documents, the "STOCKHOLDERS AGREEMENT") and such agreement shall be in full force and effect.

                  (e) The Company shall have entered into the Senior Bank Documents and shall have established pursuant thereto a senior secured credit facility consisting of (i) a $6,000,000 5 year revolving credit facility, (ii) a $10,000,000 5 year term facility (amortizing quarterly) and (iii) an $8,500,000 6 year term facility (bullet maturity). The terms of the Senior Bank Documents shall be reasonably satisfactory to each of the Purchasers in all material respects.

                  (f) Each of the Purchasers, the Company and the Senior Banks shall have entered into a subordination and intercreditor agreement substantially in the form of Exhibit 4.3(f) attached hereto (the "SUBORDINATION AGREEMENT"), and such agreement shall be in full force and effect.

                  (g) The Parent and each Subsidiary (other than the Company and any Foreign Subsidiary) shall have entered into a Note Guarantee and each of such agreements shall be in full force and effect.

                  (h) The certificate or articles of incorporation (or other constitutive document), by-laws and other organizational documents of the Parent, the Company and each Subsidiary shall be in form and substance reasonably satisfactory to each of the Purchasers in all material respects.

                  (i) The Company shall have entered into an advisory agreement with Riverside Partners, LLC (the "MANAGEMENT AGREEMENT"), which agreement shall be reasonably satisfactory to each of the Purchasers in all material respects. Without limiting the generality of the foregoing, the Management Agreement shall provide that all payments thereunder are subject to the provisions of Section 14.8 provided herein.

                  (j) The Purchasers shall have received satisfactory evidence that consolidated EBITDA of the Acquired Company and its Subsidiaries for the period of twelve consecutive months ending September 30, 2003, calculated in accordance with Exhibit 4.3(j), was at least Seven Million One Hundred Thousand Dollars ($7,100,000).

                  (k) The Company shall have delivered the Closing Pro Forma Balance Sheets.

                  (l) The Issuers, the Purchasers and the Riverside Partnership shall have entered into a equity call agreement, in the form of Exhibit 4.3(l) (the "EQUITY CALL AGREEMENT").

         4.4.     COMPLIANCE CERTIFICATE.

         Each Purchaser shall have received an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

         4.5.     SALE OF SECURITIES TO PURCHASERS.

         At the Closing, the Issuers shall sell to each Purchaser the Securities to be purchased at the Closing by such Purchaser pursuant to this Agreement and shall receive payment in full of the purchase price thereof. 4.6. OPINION OF COUNSEL FOR THE ISSUERS.

         At the Closing, each Purchaser shall have received an opinion, dated the Closing Date, from Jones Day, special counsel for the Issuers and each Subsidiary Guarantor with respect to such matters as the Purchasers shall reasonably request.

         4.7.     OPINIONS OF THE PURCHASER'S SPECIAL COUNSEL.

         At the Closing, each Purchaser shall have received an opinion dated the Closing Date, from their special counsel, Bingham McCutchen LLP, in form and substance acceptable to the Purchasers.

         4.8.     LEGAL INVESTMENT; CERTIFICATE.

         At the time of the Closing, each Purchaser's purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which such Purchaser is subject (without resort to any provision of any such law permitting limited investments by such Purchaser without restriction as to the character of the particular investment), and each Purchaser shall, if requested, have received such evidence as the Purchaser may reasonably request as to compliance with such condition.

         4.9.     SALE AND PURCHASE NOT FORBIDDEN BY LAW.

         The offer, issue, sale and delivery by the Parent and the Company of the Securities to be issued pursuant hereto and each Purchaser's purchase of such Securities at the Closing shall not be prohibited by and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation.

         4.10.    PAYMENT OF FUNDING FEE AND TRANSACTION COSTS; NAIC FEE.

         The Company shall have paid (a) an aggregate nonrefundable funding fee to the Purchasers of $175,000 (2% of the aggregate principal amount of the Notes that the Purchasers have committed to purchase), which fee shall be (i) allocated among each of the Purchasers in proportion to the aggregate principal amount of the Notes to be held by each and (ii) paid by deducting such allocated amounts from the payments for the Notes pursuant to Section 2 (except that with respect to Tower Square Capital Partners L.P. such fee shall not be deducted but shall be paid to said Purchaser by wire transfer on the Closing Date) and (b) all reasonable fees, expenses and disbursements incurred by the Purchasers at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of the Purchasers' special counsel, and travel and other expenses incurred by the Purchasers in connection with the transactions contemplated hereby. The Company shall have also paid by wire transfer to David
L. Babson & Company Inc. $2,500 in respect of its fees and costs relating to the filing requirements of the National Association of Insurance Commissioners.

         4.11.    PURCHASER APPROVAL.

         Each Purchaser shall have received the requisite approvals necessary to consummate such Purchaser's purchase of the Securities.

         4.12.    MATERIAL ADVERSE CHANGE.

         As of the Closing Date, no condition or event has occurred since December 31, 2002 with respect to either of the Issuers or the Acquired Company and its Subsidiaries, on a consolidated basis, in each case, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         4.13.    PROCEEDINGS AND DOCUMENTS.

         All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or copies thereof as the Purchasers or their special counsel may reasonably request in connection therewith.

5.       REPRESENTATIONS AND WARRANTIES.

         The Issuers represent and warrant to the Purchasers that (after giving effect to the Acquisition and the other transactions to be consummated at, or contemporaneously with, the Closing):

         5.1.     ORGANIZATION, STANDING, ETC. OF THE ISSUERS AND THE
                  SUBSIDIARIES.

         Each Issuer and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents and no approval of the stockholders of any of such Persons or any class thereof is required in connection therewith, except as has been obtained and evidence of which has been furnished to each Purchaser.

         5.2.     NAMES; JURISDICTION OF INCORPORATION, SUBSIDIARIES, ETC.

         Exhibit 5.2 attached hereto correctly specifies as to each Issuer and each Subsidiary (a) its legal name, (b) the jurisdiction of its incorporation,
(c) each jurisdiction (other than its jurisdiction of incorporation) in which it is qualified to do business and (d) each jurisdiction in which any of its material properties and assets are located.

         5.3.     QUALIFICATION.

         Each Issuer and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing could not reasonably be expected to result in a Material Adverse Change.

         5.4.     BUSINESS; DISCLOSURE MATERIALS.

         Pursuant to that certain Agreement and Plan of Merger, dated as of May 11, 2003 (the "ACQUISITION AGREEMENT," and together with all agreements, exhibits, schedules, annexes and documents executed or delivered in connection therewith, as any of the foregoing may be amended, modified or supplemented from time to time, the "ACQUISITION DOCUMENTS"), among the Company, the Parent and the Acquired Company, all or substantially all of the stock of the Acquired Company is being acquired by the Company (such transaction herein referred to as the "ACQUISITION") on the Closing Date. The Financing Memorandum for Project Phoenix, dated March 3, 2003, which was delivered to each of the Purchasers, (the "DISCLOSURE DOCUMENTS") describes, to the best knowledge of the Issuers, correctly in all material respects the general nature of the business and principal properties of the Issuers and the Acquired Company.

         5.5.     CAPITAL STOCK.

                  (a) Exhibit 5.5(a) attached hereto correctly specifies the authorized capital stock of the Parent and the shares of Common Stock reserved for issuance upon exercise of the Warrants. Immediately following the Closing, the issued and outstanding shares of Common Stock (and all securities convertible into or exercisable or exchangeable for Common Stock) will be owned of record and beneficially and free of any Lien, proxy, voting agreement, voting trust or similar agreement or restriction (other than as set forth in the Stockholders Agreement and the Management Option
         Plan) by the Persons (and in the amounts) set forth on Exhibit 5.5(a) attached hereto. Such exhibit also sets forth the percentage ownership interests in the Parent (calculated on a fully-diluted basis) as of the date hereof.

                  (b) Exhibit 5.5(b) attached hereto correctly specifies the authorized capital stock of each Subsidiary of the Parent ("SUBSIDIARY STOCK") as of the date hereof. Immediately following the Closing, all of the issued and outstanding shares of Subsidiary Stock will be owned as set forth on Exhibit 5.5(b), of record and beneficially and free of any Lien, proxy, voting agreement, voting trust or similar agreement or restriction (other than the Liens permitted pursuant to Section 14.10).

                  (c) All of the outstanding shares of capital stock of the Parent are, and all shares of Common Stock issued upon exercise of the Warrants will be, validly issued, fully paid and non-assessable and not subject to preemptive rights (except as set forth in the Stockholders Agreement and the Management Option Plan) on the part of any other Person, and all of such shares have been (or will have been) offered, issued and sold by the Parent in accordance with all applicable laws.

                  (d) Except for this Agreement, the Stockholders Agreement, the Equity Call Agreement, the Warrants and the Management Option Plan and, except as provided in Section 10 and as set forth on Exhibit 5.5(d) attached hereto: (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, any Issuer or any Subsidiary of any of its capital stock or securities convertible into or exercisable or exchangeable for such capital stock; (ii) there are no agreements on the part of any Issuer or any Subsidiary to issue, sell or distribute any of its securities or assets; (iii) no Issuer or any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to (A) any preemptive or similar right with respect to the issuance of any securities of any Issuer or any Subsidiary or (B) any rights with respect to the registration of any securities of any Issuer under the Securities Act.

                  (e) The Parent has authorized and reserved for issuance, a sufficient number of unissued shares of Common Stock (such number being set forth on Exhibit 5.5(a)) to permit, after giving effect to the transaction hereunder and the Related Transactions, the exercise of all of the Warrants and all other options, warrants and rights exercisable or convertible into Common Stock. The 9,569.85 shares of Common Stock issuable upon exercise of the Warrants issued pursuant hereto constitute 3.00% of the Common Stock immediately following the Closing, determined on a fully-diluted basis, including, without limitation, giving effect to all shares of Common Stock issuable upon exercise of the Warrants but excluding (i) any shares issuable pursuant to the Management Option Plan or (ii) issued or issuable pursuant to the Equity Call Agreement.

         5.6.     FINANCIAL STATEMENTS.

                  (a) Each Purchaser has been furnished with the consolidated financial statements of the Acquired Company and its Subsidiaries referred to on Exhibit 5.6(a) attached hereto. Such financial statements have been prepared in accordance with GAAP (subject, in the case of any unaudited or compiled financial statements, to normal year-end and audit adjustments, the omission of footnotes and the exceptions set forth on Exhibit 5.6(a)), applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP, subject to the exceptions set forth on Exhibit 5.6(a).

                  (b) The Issuers have furnished to each Purchaser the projected financial information contained in The Riverside Model dated April 21, 2003. Such projections were prepared on behalf of the Issuers in good faith and on the basis of the assumptions stated therein and such assumptions were believed to be reasonable at the time prepared. No facts are known to the Issuers at the date hereof which, if reflected in such projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein. Notwithstanding the foregoing, no representation or warranty is made with respect to the projections except as set forth in the immediately preceding sentence, and no representation or warranty is made that the Issuers and the Subsidiaries, on a consolidated basis, will achieve the results of operations set forth in such projections.

                  (c) The Issuers have furnished to each Purchaser the Closing Pro Forma Balance Sheets, a true, correct and complete copy of which is attached as Exhibit 5.6(c) hereto. Such balance sheets fairly present in all material respects the consolidated financial position of the Parent at June 30, 2003, adjusted on a pro forma basis to give effect to the consummation of the transactions contemplated by the Operative Documents, and such balance sheets reflects all liabilities of the Issuers and the Subsidiaries (including, without limitation, the Acquired Company) as at the Closing Date, required by GAAP to be reflected therein, subject to the exceptions set forth on
         Exhibit 5.6(c).

         5.7.     CHANGES; SOLVENCY, ETC.

         Since December 31, 2002: (a) there has been no change in the assets, liabilities or financial condition of either Issuer, the Acquired Company or any of the Subsidiaries of the Acquired Company from that set forth in their respective balance sheet as at such date referred to on Exhibit 5.6(a) attached hereto, other than the Acquisition, the consummation of the other transactions contemplated hereby, including those under the Senior Bank Documents, changes specified on Exhibit 5.7 attached hereto and changes in the ordinary course of business which have not been either, individually or in the aggregate, materially adverse to the financial condition or business of either Issuer or the Acquired Company and its Subsidiaries taken as a whole; and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Each of the Issuers and the Acquired Company, on a consolidated basis, is Solvent.

         5.8.     TAX RETURNS AND PAYMENTS.

         Except as set forth in Exhibit 5.8, each of the Issuers and the Acquired Company, and their respective Subsidiaries, has filed all income and other material tax returns required by law to be filed and has paid, in all material respects, all taxes and assessments shown to be due and payable on such returns and all other material governmental charges levied upon any of its properties, assets, income, receipts, franchises or sales other than those not yet delinquent and those being contested in good faith and taking into consideration any permitted extensions. There are no current, pending or, to the knowledge of either Issuer, threatened audits with respect to the income tax liability of either Issuer, the Acquired Company or their respective Subsidiaries by any foreign or domestic, federal, state or local Governmental Authority, including, without limitation, the Internal Revenue Service. None of the Issuers, the Acquired Company or the Subsidiaries has executed any currently effective waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements referenced on Exhibit 5.6(a) attached hereto in respect of taxes for all fiscal periods are adequate in all material respects, and there are no known unpaid assessments for additional taxes for any fiscal period or any known basis therefor.

         5.9.     DEBT, LIENS, INVESTMENTS, TRANSACTIONS WITH AFFILIATES LEASES.

         Exhibit 5.9 attached hereto correctly describes:

                  (a) all Indebtedness of the Issuers and the Subsidiaries to be outstanding immediately following the Closing (other than that evidenced by the Notes, the Senior Bank Documents and the Note Guarantees);

                  (b) all Liens to which any of the properties and assets of the Issuers and the Subsidiaries will be subject immediately following the Closing (other than those arising under the Senior Bank Documents and those of the character described in Section 14.10(b) and (e));

                  (c) all Investments of the Issuers and the Subsidiaries to be owned or held immediately following the Closing (other than Investments of the character described in clauses (c) through (e), inclusive, of the definition of Permitted Investments);

                  (d) all Affiliates of the Issuers (other than those Persons listed on Exhibit 5.5(a) and excluding any portfolio company of the Riverside Parties) and all transactions with the Riverside Parties which any Issuer is now obligated or now intend to consummate at any time in the future (other than the Management Agreement, the Equity Call Agreement and the Stockholders Agreement); and

                  (e) each lease (i) for real property, (ii) for which the annual rental obligations exceed $100,000 under which any Issuer or any Subsidiary is lessee or (iii) which has expired and is being continued on a month-to-month basis by any Issuer or any Subsidiary as lessee (the "MONTH TO MONTH LEASES").

         5.10.    TITLE TO PROPERTIES: LIENS; LEASES.

         Each Issuer and Subsidiary has good and marketable title to all of its properties and assets as reflected in its most recent balance sheet referred to on Exhibit 5.6(a) attached hereto, except properties and assets disposed of since such date in the ordinary course of business, free and clear of all Liens (other than Permitted Liens). Each Issuer and Subsidiary enjoys peaceful and undisturbed possession under all leases for real property under which it operates, and all of such leases are valid, subsisting and in full force and effect in all material respects (other than the Month to Month Leases). With respect to each lease listed on Exhibit 5.9, if such lease was terminated on the date hereof, a lease of substantially comparable value and utility could be promptly obtained upon similar terms and without material interruption of the business of such Person. There are no subtenants or licensees of any real property leased by any Issuer or any Subsidiary.

         5.11.    LITIGATION, ETC.

         There is no action, proceeding or investigation pending or, to the knowledge of the Issuers, threatened against either Issuer or any Subsidiary (or any basis therefor known to the Issuers) which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order binding on either Issuer or any Subsidiary which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.12.    VALID AND BINDING OBLIGATIONS: COMPLIANCE WITH OTHER
                  INSTRUMENTS: ABSENCE OF RESTRICTIONS, ETC.

                  (a) This Agreement has been duly authorized by each Issuer and constitutes the valid and legally binding obligation of each Issuer enforceable against such Issuer in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the other Operative Documents to which either Issuer or Subsidiary is (or is to be) a party has been duly authorized by such Issuer or such Subsidiary and, when executed and delivered, will constitute the valid and legally binding obligation of such Person, enforceable against it in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) Neither Issuer nor any Subsidiary is in violation of or in default under any term of its certificate or articles of incorporation, by-laws or other organizational document, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, each Issuer and Subsidiary (i) is in compliance (and neither it nor, to the knowledge of the Issuers, any of its predecessors in interest has received any notice to the contrary) in all respects with all Environmental Laws and (ii) to the knowledge of the Issuers, as a result of any act, omission, event or condition occurring (or omitted) or existing on or before the Closing Date, there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to either Issuer or any Subsidiary or any of their respective properties or assets under or on account of any Environmental Laws, in each case except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                  (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of either Issuer or any Subsidiary or to terminate any material lease or agreement of any of such Persons pursuant to, or result in the creation of any Lien (other than the Liens created by the Senior Bank Documents) upon any of the properties or assets of any of such Persons pursuant to, any term of the certificate or articles of incorporation, by-laws or other organizational document of any of such Persons or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to any of such Persons or any of such Person's properties and assets, except, in the case of any agreement, document or instrument, where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                  (d) Neither Issuer nor any Subsidiary is a party to or bound by or subject to any charter, by-law or other organizational document, or any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Senior Bank Documents and laws, statutes, rules and regulations applicable to businesses generally) (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted or (iii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its capital stock, to mortgage or grant a security interest in or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or Capital Expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted.

         5.13.    ERISA.

                  (a) Each Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. No Issuer or, to the knowledge of such Issuer, any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

                  (b) The present value of the aggregate benefit liabilities under each Plan (as defined in Section 3(3) of ERISA) (other than Multiemployer Plans) of the Acquired Company and its Subsidiaries, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) No Issuer nor any ERISA Affiliate now has, nor has it had during the last 5 years, any obligation to contribute to or participate in a Multiemployer Plan.

                  (d) Except as specified on Exhibit 5.13 attached hereto, neither the Issuers nor the Subsidiaries have any expected post-retirement benefit obligation other than (i) coverage mandated by laws or (ii) death or retirement benefits under a Plan qualified under section 401(a) of the Code (determined as of the last day of the Acquired Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

                  (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuers in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of the Purchaser's representations in Section 26(b).

         5.14.    CONSENTS, ETC.

         No consent, approval, notice or authorization of, or declaration or filing with, or other action by, any Person is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or, except as provided in the Subordination Agreement, the exercise by any holder of any Securities of any of its rights under the Operative Documents or otherwise in respect of the Securities, other than those noted on Exhibit 5.14 attached hereto, all of which consents, notices, approvals, authorizations or declarations noted on Exhibit
5.14 will have been made or obtained on or before the Closing.

         5.15.    PROPRIETARY RIGHTS; LICENSES.

         Each of the federally registered Proprietary Rights and Licenses held by any Issuer or any Subsidiary are set forth on Exhibit 5.15. Each Issuer and Subsidiary has all Proprietary Rights and Licenses as are necessary for the conduct of its respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed and, to the Issuers' knowledge and except as set forth on Exhibit 5.15, there is no infringement thereon by any other Person. No default in the performance or observance by either Issuer and the Subsidiaries (or, to the knowledge of the Issuers, any of their predecessors in interest) of their obligations thereunder has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.16.    OFFER OF SECURITIES; INVESTMENT BANKERS.

         No Issuer nor any Person acting on their behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers, (b) has taken or will take any action which would bring the issuance and sale of the securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions other than (i) to Riverside Partners, LLC and its Affiliates and (ii) William Blair & Co. in an amount not to exceed $1,450,000.

         5.17.    GOVERNMENT REGULATION.

         None of the Issuers nor the Acquired Company are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Transportation Acts of the United States of America (49 U.S.C.) or the Investment Company Act of 1940, each as amended.

         5.18.    DISCLOSURE.

         No factual information contained in this Agreement or any of the other Operative Documents or any other document, certificate or written statement furnished to the Purchasers by or on behalf of any Issuer in connection with the transactions contemplated by the Operative Documents (including, without limitation, the Disclosure Documents), taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in Section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information.

         5.19.    LABOR RELATIONS; SUPPLIERS, DISTRIBUTORS AND CUSTOMERS.

         No dispute involving employees of either Issuer or any Subsidiary's relationships with its employees (including those that will become such upon the closing of the Acquisition) has resulted in, or could reasonably be expected to result in, any Material Adverse Change. Each Issuer and Subsidiary is in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards and none of such Persons has received any complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations, except for such violations which, in the aggregate have not had, and would not reasonably be expected to result in, a Material Adverse Change. To the Issuers' knowledge, the relationships with the suppliers to and distributors for and customers of the Issuers and each Subsidiary (including those that will become such upon the closing of the Acquisition) are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier, distributor or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of such Persons in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Issuers are not aware of any intention of any such supplier, distributor or customer to take any such action.

         5.20.    DEFAULT.

         No event has occurred and no condition exists that, upon the execution and delivery of the Operative Documents or the Acquisition Documents and the issuance and sale of the Notes and the Warrants, would constitute a Default or an Event of Default.

         5.21.    COMPLIANCE WITH LAWS.

         Neither Issuer nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

         5.22.    ACQUISITION.

                  (a) ALL DOCUMENTS PROVIDED; NO OTHER AGREEMENTS. The Issuers have provided to the Purchasers true, correct and complete copies of the Acquisition Documents. Except as set forth on Exhibit 5.22(a), there is no agreement or understanding between any of the parties to the Acquisition Documents except as set forth in the Acquisition Documents.

                  (b) CLOSING OF THE ACQUISITION. The Acquisition has been closed, or is closing contemporaneously with the sale of the Notes hereunder, in accordance with the Acquisition Documents, and, no closing condition set forth in Article VI of the Acquisition Agreement was waived by the Company without the written consent of the Purchasers. On the Closing Date, except as described on Exhibit 5.22(b), each of the representations and warranties made by the Issuers and, to the knowledge of the Issuers, the Acquired Company, in the Acquisition Documents is true and correct in all material respects.

                  (c) GOVERNMENTAL CONSENT. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any Governmental Authority on the part of the Company and the Acquired Company required in connection with the consummation of the Acquisition have been obtained or made and remain in full force and effect, except for any thereof which the failure to obtain in the aggregate for all such consents, approvals, authorizations, filings, registrations and qualifications not so obtained or made, would not reasonably be expected to result in a Material Adverse Change.

                  (d) TRANSACTION COSTS. Exhibit 5.22(d) sets forth a detailed breakdown, to the extent known (and to the extent not known, a reasonable estimate of) on the Closing Date, of all transaction costs (including, without limitation, brokers' and finders' fees, legal fees, transaction fees payable to lenders or other investors, accounting fees and other fees and disbursements) associated with the transactions contemplated by the Acquisition Documents and the Operative Documents.

         5.23.    MANAGEMENT RESTRICTIONS.

         No member of management of either Issuer or any Subsidiary is bound by or subject to any non-competition or other agreement which prohibits, or in any way restricts, such Person's ability to act or be employed as an officer or director of such Person.

         5.24.    VOTING PROVISIONS.

         Neither the certificate or article of incorporation, the bylaws nor any other agreement, document or instrument binding on or applicable to either Issuer or its stockholders or members contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the board of directors or the holders of the capital stock of either Issuer than that which would apply in the absence of such provision.

         5.25.    INSURANCE COVERAGE.

         Exhibit 5.25 sets forth a true, correct and complete list of the insurance policies or programs of the Issuers and each Subsidiary in effect as of the date hereof, and also indicates any self-insurance program that is in effect. All such policies are (a) in full force and effect, (b) underwritten by financially sound and reputable insurers, (c) sufficient for all applicable requirements of any regulation, statute, rule or law of any Governmental Authority having jurisdiction over either Issuer or any Subsidiary or any of their respective properties and (d) otherwise in compliance with the criteria set forth in Section 14.5. All such policies will remain in full force and effect, or shall be replaced by comparable policies and will not in any way be affected by, or terminate or lapse by reason of any of the consummation of any of the transactions contemplated by the Acquisition Documents or this Agreement.

         5.26.    ABSENCE OF CERTAIN CHANGES.

         Except as set forth in Exhibit 5.26 or pursuant to the Operative Documents or the Senior Bank Documents, and the transaction contemplated thereby, since December 31, 2002, the business of each of the Issuers and the Acquired Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices, and none of the Issuers nor the Acquired Company and its Subsidiaries has (a) incurred, or agreed to incur, material Indebtedness, (b) experienced any damage, destruction or loss that, to the extent not covered by insurance, has had or reasonably would be expected to create a Material Adverse Change, (c) declared, set aside or paid any dividend or other distribution (whether in cash, equity securities, interests or property) in respect of its equity securities, (d) entered into any

Material Contractual Obligation involving any director, officer, manager, shareholder, member, employee of either Issuer, any of the Subsidiaries, or any Affiliates of any of the foregoing Persons, (e) granted or committed to grant to any director, officer, manager, member, employee or Affiliate of either Issuer, or any of the Subsidiaries any material increase in compensation or benefits,
(f) granted or committed to grant to any director, officer, manager, employee or Affiliate of either Issuer or any of the Subsidiaries any increase in or right to severance or termination pay or any other compensation or benefits payable upon a change in control of any such entity or (g) taken any action that, if taken after the Closing Date hereof, reasonably would be expected to constitute a Default or Event of Default or create a Material Adverse Change

6. USE OF PROCEEDS; FEDERAL RESERVE BOARD REGULATIONS, ETC.; ABSENCE OF FOREIGN OR ENEMY STATUS; ANTI-TERRORISM ORDER.

                  (a) The proceeds of the sale of the Securities, together with other funds available to the Issuers, will be used on the Closing Date to make the payments to the Persons specified on Exhibit 6 attached hereto, and any remaining balance of such proceeds will be used for working capital and general corporate purposes of the Issuers and the Subsidiaries.

                  (b) The Issuers do not own, and will not, and will not permit any of the Subsidiaries to, directly or indirectly, use any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying any "margin stock" or "margin security" within the meaning of any regulation of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of any such regulation or cause this Agreement or any of the other Operative Documents to violate any such regulation or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

                  (c) Neither the sale of the Notes and the Warrants nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith. The Company is in compliance with, and will continue to be, in compliance with Executive Order No. 13,224,66 of September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) (31CFR595et seq.).

7.       FINANCIAL STATEMENTS AND INFORMATION.

         The Issuers will furnish to each Purchaser in duplicate, so long as such Purchaser shall be obligated to purchase Securities hereunder or shall hold any of the Securities (unless otherwise provided below), and to each other institutional holder from time to time of the Securities:

                  (a) Monthly Financial Statements - as soon as available and in any event within 30 days after the end of each monthly accounting period (other than the third, sixth, ninth or twelfth months) in each Fiscal Year (other than with regard to the first three months following the Closing Date, in which case within 45 days after the end of each of such months) and the unaudited consolidated balance sheets of the Company and its Subsidiaries, as at the end of such period and the related unaudited consolidated statements of income and consolidated statements of retained earnings and cash flows for such period and for the portion of such Fiscal Year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding Fiscal Year and the corresponding figures from the budget for such period, if any, delivered pursuant to Section 7(h);

                  (b) Quarterly Financial Statements - as soon as available and in any event within 30 days after the end of each quarterly accounting period in each Fiscal Year (other than with regard to the first Fiscal Quarter following the Closing Date, in which case within 45 days after the end of such Fiscal Quarter), the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings and cash flows for such period and for the portion of such Fiscal Year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding Fiscal Year and the corresponding figures from the budget for such period, if any, delivered pursuant to Section 7(h);

                  (c) Annual Financial Statements - as soon as available and in any event within 90 days after the end of each Fiscal Year, the consolidated and consolidating balance sheets of (i) the Company and its Subsidiaries, and (ii) the Parent and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year and the corresponding figures from the budget for such Fiscal Year, all in reasonable detail and accompanied by the standard unqualified report on such consolidated and consolidating financial statements of the Company and its Subsidiaries of

         Deloitte & Touche or other accountants selected by the Company and reasonably satisfactory to the Required Holders of each class of Securities, which report shall (A) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (B) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters), (C) include the opinion of such accountants that such consolidated and consolidating financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such Fiscal Year and the consolidated results of operations and cash flows for such Fiscal Year, in conformity with GAAP, and (D) be accompanied by a separate certificate from such accountants which shall state that such accountants are familiar with the terms of the Operative Documents and provide, to their knowledge, negative assurance relative to compliance with the covenants set forth in Sections 14.7, 14.8, 14.9, and 14.16 of this Agreement and Section 7.14 of the Senior Bank Agreement, in each case, based solely on the auditing procedures performed by such accountants;

                  (d) together with each delivery of financial statements pursuant to Sections 7(a), 7(b) and 7(c), an Officer's Certificate which shall:

                           (i) certify that such financial statements have been
                  prepared in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP;

                           (ii) state that, after due inquiry, the signers do
                  not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officer's Certificate, of (A) any "reportable condition" in the internal control structure of the Parent or any of its Subsidiaries, (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Issuers or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                           (iii) show in reasonable detail all computations
                  required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of Sections 14.7, 14.8, 14.9, and 14.16; and

                           (iv) include in reasonable detail a discussion and
                  analysis of the results of operations and the financial condition of the Issuers and the Subsidiaries during the fiscal period covered by such financial statements, including a discussion of any significant variation from the budgets for such period delivered pursuant to Section 7(h); and

                           (v) with respect to any Subsidiary acquired or formed
                  during such period, the information on Exhibit 7(d)(v);

                  provided, however, that the information specified in paragraphs (iii) and (iv) above may be provided on a quarterly basis in the Officer's Certificates accompanying (x) the financial statements for the months of March, June and September and (y) the financial statements required by Section 7(c);

                  (e) as promptly as practicable (but in any event not later than five days) after receipt thereof, copies of all final reports or final written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Issuers or any of the Subsidiaries, the release of which is hereby authorized by the Issuers) submitted by independent accountants or other management consultants, except to the extent of any legal or contractual restrictions upon such delivery;

                  (f) at such time as any securities of the Parent or any Subsidiary of the Parent are publicly held, as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i) all material press releases issued by the Parent or any Subsidiary of the Parent, and all notices, proxy statements, financial statements, reports and documents as the Parent shall send or make available generally to its stockholders or as any Subsidiary of the Parent shall send or make available generally to its stockholders other than the Parent and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Parent or any Subsidiary of the Parent furnishes or files, or any officer or director or stockholder of the Parent or any of its Subsidiaries furnishes or files with respect to the Parent or any of its Subsidiaries, with the Commission (or any analogous foreign Governmental Authority) or any national securities exchange;

                  (g) as promptly as practicable (but in any event not later than five days after obtaining knowledge thereof) after the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Parent or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (h) as promptly as practicable following the end of each Fiscal Year (but in any event not later than the earlier of (i) 30 days (60 days in the case of the budget for Fiscal Year 2004) of the end of such Fiscal Year or (ii) the date such information is delivered to the Agent (as defined in the Senior Bank Agreement), an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding Fiscal Year (displaying anticipated balance sheets and statements of income, and cash flows) and, promptly upon preparation thereof, any other significant budgets which the Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets (including, any budgets or projections required to be prepared pursuant to the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof);

                  (i) as promptly as practicable (but in any event not later than five days) after the occurrence of any condemnation, taking or destruction of or damage to (whether or not covered by insurance) any properties and assets, which condemnation, taking or destruction of or damage to exceeds $500,000, an Officer's Certificate specifying in reasonable detail the nature of such event, what action the Issuers or any of the Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (j) as promptly as practicable (but in any event not later than five days) after receipt thereof, final copies of all material notices and communications given or received by the Issuers or any of the Subsidiaries under the Acquisition Documents;

                  (k) such other material information relating to the Issuers or any of the Subsidiaries as shall be furnished to any bank, financial institution or other Person to which the Issuers or any of the Subsidiaries is indebted for borrowed money or for any letters of credit (or similar instruments) (other than information relating solely to collateral therefor);

                  (l) promptly upon becoming aware of the occurrence of any:

                           (i) material "reportable event" (as such term is
                  defined in section 4043 of ERISA); or

                           (ii) "prohibited transaction" (as such term is
                  defined in section 406 or section 4975 of the Code);

                  (m) in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Issuers or any ERISA Affiliate are taking or propose to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto, provided that such actions are reasonably likely to result in a Material Adverse Change;

                  (n) as promptly as practicable (but in any event not later than five days) after the occurrence of any default or breach by any party to the Acquisition Agreement, or of any notice of, or of any condition or event which has resulted in, or could reasonably be expected to result in, an indemnity claim under the Acquisition Agreement by any party thereto, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Issuers have taken, is taking and proposes to take with respect thereto;

                  (o) simultaneously with its delivery pursuant to the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof, a copy of each Availability Certificate (as defined in the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof) so delivered; and

                  (p) such other information as from time to time may reasonably be requested.

Notwithstanding anything to the contrary in this Section 7, the financial statements or information described in subdivisions (d)(iii), (g) and (i) of this Section 7 need not be furnished from and after the date upon which all Notes have been paid and finally discharged in full in cash.

8.       INSPECTION.

         The Issuers will permit any Person designated by any institutional holder of any of the Securities on reasonable notice and at such holder's expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Issuers expense), to visit and inspect any of the properties of the Issuers and the Subsidiaries, to examine their books and records (and to make copies thereof and take extracts therefrom) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their officers, consultants, counsel and accountants

(the foregoing being hereby expressly authorized to engage in such discussions), all at such reasonable times and intervals as such holder may reasonably request, provided that information or documents need not be provided pursuant to this Section 8 to the extent that (a) such disclosure would violate the terms of a confidentiality agreement with a third party or (b) that the Issuers have been advised by counsel in writing that such information or documents are subject to the attorney-client privilege and that disclosure of the same would constitute a waiver of such privilege with respect thereto.

9.       PREPAYMENT OF NOTES.

         9.1.     OPTIONAL PREPAYMENT WITH PREMIUM OF NOTES.

         At any time or from time to time, the Company may, at its option, upon notice as set forth in Section 9.4, prepay all or any part of the Notes (in an integral multiple of $100,000 and a minimum of $500,000 or such lesser principal amount thereof as shall then be outstanding); provided that the Company concurrently pays an amount equal to a percentage of the principal amount to be prepaid pursuant to this Section 9.1 (the "APPLICABLE PREMIUM"), such percentage to be that set forth in the table below opposite the period in which the date fixed for such prepayment occurs:

                                                                                      Applicable
                            Period                                                     Premium
                            ------                                                    ----------
               Closing Date through October 30, 2004                                      4%
               October 31, 2004 through October 30, 2005                                  3%
               October 31, 2005 through October 30, 2006                                  2%
               October 31 2006 through October 30, 2007                                   1%
               October 31, 2007 through October 30, 2008                                0.5%
               October 31, 2008 and thereafter                                            0%

In the event of the occurrence of a Qualifying Event (as hereinafter defined), the Applicable Premium shall be (a) reduced to 0.0% if the per annum internal rate of return to the holders of the Notes and the Warrants compounded annually on each October 30, from the applicable dates of issuance of the Notes and Warrants through the date of prepayment and redemption, respectively, thereof (the "INTERNAL RATE OF RETURN"), is equal to or greater than 19% and (b) reduced by 50% of the amount set forth above if the Internal Rate of Return is less than 19% but equal to or greater than 17% and (c) shall remain unchanged if the Internal Rate of Return is less than 17%. For purposes of this Section 9.1, the term "QUALIFYING EVENT" shall mean (i) a Change of Control (as defined in Section 9.2) pursuant to which all of the Notes and Warrants then outstanding are either prepaid or redeemed in accordance with their respective terms, or
(ii) the Company or the Parent consummates an initial public offering of its equity which results in a market capitalization of such Person's equity of at least $100,000,000 and a market value of equity held by public shareholders of at least $30,000,000).

         9.2. PREPAYMENT WITH PREMIUM AT THE OPTION OF HOLDERS OF NOTES UPON A CHANGE OF CONTROL.

                  (a) If any Change of Control is to occur, then not less than 30 days (or such later date as the Company first obtains knowledge thereof) nor more than 60 days prior to the occurrence of such Change of Control, the Company will notify in writing each holder of any Notes of such pending Change of Control and the date upon which it is scheduled to occur. If the Required Holders of the Notes then outstanding furnish a written request for prepayment to the Company (in accordance with Section 23) not more than 30 days after receipt (but in any event not less than 5 days prior to the occurrence of the Change in Control) by such holders of such notice of such Change of Control from the Company, the Company will prepay all of the Notes then outstanding, together with, in connection with an event described in clause (ii),
         (iii), (v) or (vi) of Section 9.2(b), an amount equal to the Applicable Premium for the date of such prepayment. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Company and the Required Holders of the Notes agree to a different date, and no prepayment requested pursuant to this Section 9.2 shall be due unless the Change of Control shall occur.

                  (b) For purposes of this Section 9.2, the term "CHANGE OF CONTROL" shall mean an event or series of events by which:

                           (i) the Riverside Parties shall fail to beneficially
                  own and control at least 51% of the Common Stock (determined on a fully diluted basis);

                           (ii) any Person (other than any Riverside Party and
                  the holders of the Warrants and the Warrant Shares), together with "affiliates" and "associates" of such Person, within the meaning of Rule 12b-2 of the Commission under the Exchange Act, shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a "group" within the meaning of Rule 13d-5 of the Exchange Act) of 20% or more of the outstanding shares of Common Stock or of any other class of Voting Stock of the Parent;

                           (iii) the Riverside Parties shall cease to have the
                  right or ability by voting power, contract or otherwise (x) to elect or designate for election a majority of the members of the board of directors of the

                  Parent and (y) to approve all material transactions with respect to the Parent;

                           (iv) Bela Szigethy, Stewart Kohl and Robert
                  Fitzsimmons shall cease to be full-time employees of Riverside Partners, LLC or its Affiliates and any two of such Persons shall cease to own at least 50% of the beneficial ownership interest (including that of Riverside Partners, LLC) in the Parent owned by such Person on the Closing Date;

                           (v) the Parent shall cease to own, directly or
                  indirectly, beneficially and of record and control all of the outstanding capital stock of each of its Subsidiaries (except as permitted pursuant to Section 14.13) or such Subsidiaries shall have sold or otherwise transferred all or substantially all of their assets on a consolidated basis;

                           (vi) the Parent shall cease to have the right or
                  ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election all of the members of the board of directors of each of its Subsidiaries; or

                           (vii) a "Change of Control" as such term is defined
                  in either of the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof shall occur.

                  (c) Each notice from the Company pursuant to this Section 9.2 shall make explicit reference to this Section 9.2 and shall state that the right of the Required Holders of the Notes then outstanding to require prepayment thereof must be exercised within 30 days (or sooner, if applicable), of the receipt of such notice.

                  (d) For purposes of this Section 9.2, beneficial ownership shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

         9.3.     ALLOCATION OF PARTIAL PREPAYMENTS OF NOTES.

         In the case of each partial prepayment of the Notes under this Section 9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         9.4.     NOTICE OF OPTIONAL PREPAYMENTS OF NOTES.

         In the case of each prepayment under this Section 9, the Company shall give written notice thereof to each holder of Notes not less than 5 nor more than 30 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and an estimation of the Applicable Premium, if any, to be paid to such holder on such date (together with the calculation of such Applicable Premium, which calculation shall be satisfactory to each holder of the Notes).

         9.5.     MATURITY; ACCRUED INTEREST; SURRENDER, ETC. OF NOTES.

         In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at its principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         9.6.     PURCHASE OF NOTES.

         The Company will not, and will not permit any of its Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

         9.7.     PAYMENT ON NON-BUSINESS DAYS.

         If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due, without including the additional days elapsed in the computation of the interest payable on such succeeding Business Day.

10.      REGISTRATION, ETC.

         10.1.    REGISTRATION ON REQUEST.

                  (a) In case the Parent shall receive from one or more holders of any Registrable Shares a written request or requests that the Parent effect any registration, qualification and/or compliance of Registrable Shares held by (or issuable to) such holder or holders, and specifying the intended method of offering, sale and distribution, the Parent will:

                           (i) promptly give written notice of the proposed
                  registration, qualification and/or compliance to each holder of any Registrable Shares; and

                           (ii) as soon as practicable, effect such
                  registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any holder or holders of any Registrable Shares.

                  (b) The obligations of the Parent under this Section 10.1 are subject to the following qualifications:

                           (i) except as provided in Section 10.1(b)(vi), the
                  Parent shall only be obligated to effect two registrations pursuant to this Section 10.1;

                           (ii) the Parent shall not be obligated to effect any
                  registration pursuant to this Section 10.1 unless it shall have been (A) requested to do so by the holder or holders of not less than 51% of the Registrable Shares at the time outstanding; however, if some holders of Registrable Securities did not initially request the first registration then the second registration hereunder must be at the request of those holders not initially requesting such registration holding at least 51% of the Registrable Securities of all such holders not initially requesting such registration outstanding at such time and (B) requested to effect the registration of Registrable Shares having an aggregate value of not less than $1,500,000 based on the public offering price for such shares;

                           (iii) the Parent shall not be obligated to cause any
                  registration statement relating to a registration effected pursuant to this Section 10.1 to become effective prior to the earlier of (A) October 30, 2008 and (B) the expiration of 120 days after the consummation of the Parent's initial public offering;

                           (iv) the Parent shall not include in any
                  registration, qualification or compliance requested pursuant to this Section 10.1 any other securities (including, without limitation, those to be issued and sold by the Parent) without the prior written consent of the holder or holders of not less than 50% of the Registrable Shares to be included in such registration, qualification or compliance;

                           (v) the Parent shall pay all Registration Expenses
                  related to any registration, qualification and compliance effected pursuant to this Section 10.1; and

                           (vi) if, in connection with any registration of
                  Registrable Shares pursuant to this Section 10.1, the holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested, then the holder or holders of the Registrable Shares shall be entitled to an additional registration of Registrable Shares pursuant to this Section 10.1.

         10.2.    INCIDENTAL REGISTRATION.

         If the Parent at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its securities (whether in connection with an offering by the Parent or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction or a registration on form S-8 or any similar successor form), then, in each such case (including the Parent's initial public offering), the holders of the Registrable Shares shall be entitled to the incidental registration rights set forth in Exhibit 10.

         10.3.    REGISTRATION PROCEDURES.

         In the case of each registration, qualification and/or compliance contemplated by this Section 10, the Parent will comply with the procedures and be subject to the obligations, including, without limitation, the indemnification obligations, set forth in Exhibit 10.

         10.4.    RESTRICTIONS ON OTHER AGREEMENTS.

         The Parent will not grant any right relating to the registration of its securities if the exercise thereof interferes with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this Section 10, the Management Option Plan or in the Stockholders Agreement, without the written consent of holders of not less than 66-2/3% of the Registrable Shares at the time outstanding, which consent may be given or withheld in the sole discretion of such holders. The Parent will not permit at any time after the Closing Date any of its Subsidiaries to grant any right relating to the registration of its securities.

11.      SUBORDINATION.

         Reference is hereby made to the Subordination Agreement pursuant to which all payments on or in respect of the Notes to the holders of the Notes and the rights of the holders of the Notes are subordinated to payments on "Senior Debt" (as defined therein) and the rights of the holders thereof.

12. STOCKHOLDERS AGREEMENT AND MANAGEMENT OPTION PLAN; OPTIONS TO EMPLOYEES; EMPLOYMENT ARRANGEMENTS.

                  (a) Reference is hereby made to the Stockholders Agreement for certain additional provisions relating to the Warrants and Warrant Shares.

                  (b) In no event shall the aggregate number of shares of Common Stock issued and issuable to employees pursuant to any stock option plan, including, without limitation, the Management Option Plan or otherwise or any other similar option plan or arrangement exceed 17.5% of the outstanding shares of Common Stock on the Closing Date (calculated on a fully-diluted basis). The terms and provisions of all such arrangements shall be reasonably satisfactory in all material respects to the Required Holders of each class of the Securities.

                  (c) The Company shall have entered into an employment agreement with each of Dina Dwyer-Owens, Robert Tunmire, Michael Bidwell and Thomas Buckley, in form and substance, reasonably satisfactory to the Required Holders of each class of Securities and the employment arrangements among the Company and each of Dina Dwyer-Owens, Robert Tunmire, Michael Bidwell and Thomas Buckley shall at all times be reasonably satisfactory in all material respects to the Required Holders of each class of the Securities.

13.      BOARD VISITATION RIGHTS.

         Each holder of Securities shall have the right to appoint a representative who shall: (a) receive written notice of all meetings (both regular and special) of the boards of directors of each Issuer and their respective Subsidiaries and each committee of any such board (such notice to be delivered or mailed as specified in Section 23 at the same time as notice is given to the members of any such board and/or committee but in no event later than seven days prior to the date of such meeting, or such shorter time as such representative may agree); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available (but in any event prior to the next succeeding board meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Issuers will use reasonable efforts to give written notice thereof to such representatives, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of any such board and/or committee. The Issuers will furnish such representatives with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representatives shall not constitute members of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors of the Parent and the Company shall meet not less frequently than quarterly during each Fiscal Year, and the Board of Directors of each other Subsidiary shall meet not less frequently than once during each Fiscal Year. Notwithstanding the foregoing, so long as no Event of Default is then in existence, each of the holders of Securities hereby agree that only one designated representative will attend any meeting in person, such designated representative to be determined by the Required Holders. Each designated representative not attending in person may in any event be permitted to participate by telephone as if such designated representative were present. Promptly upon receipt of an invoice therefor, the Company shall reimburse the designated representative (or the employer of such representative) for the reasonable out-of-pocket costs and expenses of such representative in attending such meeting in person.

14.      COVENANTS OF THE COMPANY.

         So long as any of the Notes shall remain outstanding, the Issuers will duly perform and observe each and all of the covenants and agreements applicable to it as hereinafter set forth:

         14.1.    BOOKS OF RECORD AND ACCOUNT; RESERVES.

         The Issuers will, and will cause each of the Subsidiaries to (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each Fiscal Year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

         14.2.    PAYMENT OF TAXES AND CLAIMS.

         Each of the Issuers will, and will cause each of the Subsidiaries to pay and discharge promptly as they become due and payable:

                  (a) all taxes, assessments and other governmental charges or levies imposed upon it, its income or upon any of its property; and

                  (b) all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property;

provided that, with respect to clauses (a) and (b) of this Section 14.2, no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that such Issuer will, and will cause each of the Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

         14.3. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS.

         The Issuers will, and will cause each of the Subsidiaries to:

                  (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all Licenses necessary to the business of the Issuers and the Subsidiaries, except to the extent a failure to do so does not, and could not reasonably be expected to, result in a Material Adverse Change or is otherwise permitted herein;

                  (b) maintain and keep its properties in substantially the same working order and condition (ordinary wear and tear excepted), as of the Closing Date, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent a failure to do so does not, and could not reasonably be expected to, result in a Material Adverse Change; and

                  (c) comply in all material respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions having the force of law imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property to which it is subject (including, without limitation, all Environmental Laws); provided that no such Person shall be required by reason of this Section 14.3(c) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP.

         14.4.    LINES OF BUSINESS; PROPRIETARY RIGHTS.

         The Issuers will, and will cause each of the Subsidiaries to:

                  (a) engage only in the type of business as now conducted and businesses reasonably related thereto, and in the case of the Company, engage only in the type of business, which, taken as a whole, would be substantially the same or reasonably related thereto as the business conducted by the Acquired Company immediately prior to the Closing Date (as described in the Disclosure Documents); and

                  (b) own or have a valid license for all Proprietary Rights and Licenses used by it in the conduct of its business, except to the extent a failure to do so does not, and could not reasonably be expected to, result in a Material Adverse Change.

         Notwithstanding anything to the contrary in this Agreement, the Parent shall not engage in any business other than as a holding company with its only asset being the capital stock of the Company.

         14.5.    INSURANCE.

         The Issuers will, and will cause each of the Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to their properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as shall be customary for such Persons and reasonably deemed adequate by the Issuers; provided that the Issuers and the Subsidiaries shall not fail to maintain insurance of the type of coverage, in the amounts of coverage, with no greater exclusions or deductibles, as those that are in effect on the Closing Date (as set forth on Exhibit 5.25).

         14.6.    LIMITATION ON DISCOUNT OR SALE OF RECEIVABLES.

         The Issuers will not, and will not permit any of the Subsidiaries to, directly or indirectly, discount or sell any of their accounts receivable, except that any such Person may settle doubtful accounts in the ordinary course of business.

         14.7.    LIMITATION ON INDEBTEDNESS.

         The Issuers will not, and will not permit any of the Subsidiaries to, be liable for or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Indebtedness other than:

                  (a) Indebtedness evidenced by the Notes and the Note
         Guarantees;

                  (b) Indebtedness of the Company or any Subsidiary of the Company constituting either obligations under Capital Leases or purchase money loans provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (b) and any Refinancing Debt thereof under Section 14.7(d) shall not exceed $350,000 at any time; and

                  (c) Indebtedness of the Company or any Subsidiary under the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof (so long as any Permitted Refinancing thereof is in accordance with Section 3.1 of the Subordination Agreement), provided that the aggregate outstanding principal amount thereof, including, without limitation, all amounts due (contingently or otherwise) in respect of reimbursement obligations under letters of credit or similar instruments (and all related reimbursement agreements), does not exceed the amount equal to the difference of (i) $26,950,000 minus (ii) the sum (without duplication of amounts) of (A) the aggregate amount of all principal payments made thereon from time to time (other than any principal payment made under the revolving credit facility established thereunder which may be reborrowed under such facility) plus (B) the aggregate amount of any permanent reductions in the principal amount of the commitments under the revolving credit facility established thereunder;

                  (d) Indebtedness of the Company or any Subsidiary incurred to extend, refinance, refund or renew (the "REFINANCING DEBT") any other outstanding Indebtedness permitted under clauses (b) or (c) of this
         Section 14.7 (the "REFINANCED DEBT"), provided that:

                           (i) the aggregate outstanding principal amount of the
                  Refinancing Debt shall not at any time exceed that of the Refinanced Debt immediately prior to such refinancing;

                           (ii) the scheduled final maturity date of the
                  Refinancing Debt is not earlier than that of the Refinanced Debt;

                           (iii) the principal of the Refinancing Debt may not
                  be subject to required principal payments earlier than as set forth in the Refinanced Debt;

                           (iv) the Refinancing Debt has a ranking which is not
                  senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt;

                           (v) the interest ratios under the Refinancing Debt
                  are not increased by more than 100 basis points over those in effect at the time such Refinanced Debt was incurred;

                           (vi) the Refinanced Debt does not increase the fees
                  or premiums applicable to the Refinanced Debt nor does it institute any fee not in effect at the time such Refinanced Debt was incurred;

                           (vii) both at the time of and immediately after
                  giving effect to the incurrence of the Refinancing Debt and the retirement of the Refinanced Debt, no Default or Event of Default shall have occurred and be continuing;

                  (e) Indebtedness of the Company and its Subsidiaries outstanding immediately following the Closing, as set forth on Exhibit 5.9;

                  (f) Indebtedness under Hedging Obligations permitted under the Senior Bank Agreement (as in effect on the Closing Date) for bona fide hedging purposes and not for speculation;

                  (g) contingent obligations arising with respect to customary indemnification obligations in favor of the holders of the Notes from time to time in connection with dispositions permitted under Section 14.16;

                  (h) Additional Indebtedness of the Company or any Subsidiary not permitted by the foregoing clauses (a) through (g) inclusive, so long as immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate outstanding amount does not exceed $250,000; and

                  (i) Indebtedness owing by the Company and/or any of its Subsidiaries (other than a Foreign Subsidiary) to the Company and/or any of its Wholly-Owned Subsidiaries (other than a Foreign Subsidiary).

         14.8.    LIMITATION ON RESTRICTED PAYMENTS.

         The Issuers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment, provided that:

                  (a) the Issuers may pay (i) a management fee to Riverside Partners, LLC, or an Affiliate thereof, in an aggregate amount not to exceed $350,000 during any Fiscal Year (payable monthly), (ii) the reasonable out-of-pocket expenses of Riverside Partners, LLC and its Affiliates, in each case pursuant to the Management Agreement, and
         (iii) in the event of any acquisition by the

         Issuers or any Subsidiary which is otherwise permitted or consented to hereunder, the Issuers may pay an additional one time fee of an amount equal to 2% of the aggregate financing (including both debt and equity) for such acquisition (including, if and to the extent permitted hereunder, the assumption of any debt of such Person) obtained by the Issuers with respect to such acquisition;

                  (b) the Issuers may pay to Riverside Partners, LLC or its Affiliates the closing fee set forth in Section 4.3(a);

                  (c) the Parent may pay the fees and out-of-pocket expenses of directors who are not employees of any Issuer, Riverside Partners, LLC or its Affiliates, in an aggregate amount not to exceed $100,000 during any Fiscal Year;

                  (d) the Company may make payments and distributions to the Parent that are used by the Parent to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that the Company's aggregate contribution to such taxes as a result of the filing of a consolidated or combined return by the Parent shall not be materially greater, nor the aggregate receipt of tax benefits be materially less, than the Company would have received had it not filed a consolidated or combined return with the Parent;

                  (e) so long as no Default or Event of Default shall have occurred and be continuing, the Company may pay dividends to the Parent as necessary to permit the Parent to (i) pay amounts required for the Parent to repurchase, redeem or otherwise acquire for value any capital stock or options held by any member of the Parent or its Subsidiaries' management or employees of such Persons pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment of, or departure from the board of directors of the Parent or any Subsidiary by, any such member or employee (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital stock and options shall not exceed $200,000 in any Fiscal Year; and (ii) pay dividends to employees with respect to such employees in any Fiscal Year commencing after October 30, 2007, provided that such dividends shall not exceed $300,000 in any such Fiscal Year; and

                  (f) the Parent may redeem its capital stock from its equity holders to the extent contemplated by the terms of the Reimbursement Agreement as in effect on the date hereof;

provided, further, that the payment specified in clause (a)(i) above shall be permitted if and only if, at the time of and after giving effect thereto, no Default or Event of Default of the type described in subdivisions (a) or (b) of
Section 16.1 shall have occurred and be continuing with respect to any Indebtedness of the Parent or any Subsidiary. The amount of the management fee payable to Riverside pursuant to clause (a)(i) above (the "RIVERSIDE FEE") may be increased without the prior approval of the Required Holders of the Notes in the event that the Company or one of its Subsidiaries acquires a Person (or some or all of the assets thereof) involved in a business similar or complementary to that of the Company and its Subsidiaries, in which event the Riverside Fee may be increased by 1% of the total funding advanced in connection with such acquisition.

         14.9.    CERTAIN FINANCIAL COVENANTS.

                  (a) Minimum Consolidated EBITDA. The Issuers will maintain as at the end of each Fiscal Quarter set forth below a minimum Consolidated EBITDA for the four consecutive Fiscal Quarters then most recently ended of at least the amount set forth below opposite such date:

                  Four Fiscal Quarters Ending On                                     EBITDA
                  ------------------------------                                     ------
         December 31, 2003                                                         $6,390,000
         March 31, 2004                                                            $6,480,000
         June 30, 2004                                                             $6,750,000
         September 30, 2004                                                        $6,750,000
         December 31, 2004                                                         $6,750,000
         March 31, 2005                                                            $6,975,000
         June 30, 2005                                                             $7,200,000
         September 30, 2005                                                        $7,425,000
         December 31, 2005                                                         $7,650,000
         March 31, 2006                                                            $8,100,000
         June 30, 2006                                                             $8,325,000
         September 30, 2006                                                        $8,550,000
         December 31, 2006                                                         $8,775,000
         March 31, 2007 and the last day of each Fiscal                            $9,000,000
         Quarter thereafter

                  (b) Consolidated Total Leverage Ratio. The Issuers will not permit, as at the end of each Fiscal Quarter set forth below, the Consolidated Total Leverage Ratio to exceed the ratio shown below for such date:

                  Four Fiscal Quarters Ending On                       Consolidated Total Leverage Ratio
                  ------------------------------                       ---------------------------------
         December 31, 2003                                                         4.85: 1.00
         March 31, 2004                                                            4.60: 1.00
         June 30, 2004                                                             4.30: 1.00
         September 30, 2004                                                        4.25: 1.00
         December 31, 2004                                                         4.10: 1.00
         March 31, 2005                                                            3.85: 1.00
         June 30, 2005                                                             3.60: 1.00
         September 30, 2005                                                        3.30: 1.00
         December 31, 2005                                                         3.15: 1.00
         March 31, 2006                                                            3.05: 1.00
         June 30, 2006                                                             2.75: 1.00
         September 30, 2006                                                        2.75: 1.00
         December 31, 2006                                                         2.60: 1.00
         March 31, 2007                                                            2.50: 1.00
         June 30, 2007                                                             2.35: 1.00
         September 30, 2007                                                        2.35: 1.00
         December 31, 2007                                                         2.35: 1.00
         March 31, 2008 and the last day of each Fiscal                            2.20: 1.00
         Quarter thereafter

                  (c) Consolidated Senior Leverage Ratio. The Issuers will not permit, as at the end of each Fiscal Quarter set forth below, the Consolidated Senior Leverage Ratio to exceed the ratio shown below for such date:

                  Four Fiscal Quarters Ending On                       Consolidated Senior Leverage Ratio
                  ------------------------------                       ----------------------------------
         December 31, 2003                                                         3.55: 1.00
         March 31, 2004                                                            3.30: 1.00
         June 30, 2004                                                             3.05: 1.00
         September 30, 2004                                                        2.95: 1.00
         December 31, 2004                                                         2.75: 1.00
         March 31, 2005                                                            2.75: 1.00
         June 30, 2005                                                             2.50: 1.00
         September 30, 2005                                                        2.20: 1.00
         December 31, 2005                                                         1.95: 1.00
         March 31, 2006                                                            1.95: 1.00
         June 30, 2006                                                             1.65: 1.00
         September 30, 2006                                                        1.65: 1.00
         December 31, 2006                                                         1.50: 1.00
         March 31, 2007                                                            1.50: 1.00
         June 30, 2007                                                             1.40: 1.00
         September 30, 2007                                                        1.40: 1.00
         December 31, 2007                                                         1.40: 1.00
         March 31, 2008                                                            1.40: 1.00
         June 30, 2008 and the last day of each Fiscal                             1.10: 1.00
         Quarter thereafter

                  (d) [Intentionally Deleted]

                  (e) Consolidated Fixed Charges. The Issuers will not, as at the end of each Fiscal Quarter set forth below, permit the ratio of:

                           (i) the amount equal to the difference of (A)
                  Consolidated EBITDA for the period of four consecutive Fiscal Quarters then most recently ended at such time minus (B) the sum of all income taxes (other than any non-recurring tax payments by the Company for historical tax liabilities arising out of a determination by the Internal Revenue Service that 40% or more of the Company's adjustable ordinary income for reporting periods prior to the Closing Date was "personal holding company income" within the meaning of section 543 of the Code) and tax distributions described in Section 14.8 and paid by the Company or a Subsidiary during such period minus
                  (C) all Capital Expenditures (to the extent such Capital Expenditures do not constitute Capital Leases) other than Waco Build-Out Capex permitted by Section 14.9(g) paid during such period minus (D) all Management Fees paid in cash during such period; to

                           (ii) the amount equal to the sum of (A) Consolidated
                  Interest Expense for such period but solely to the extent paid in cash plus (b) scheduled payments of principal of Indebtedness to be paid during such period (other than principal repayments under any revolving credit facility unless such payments are in connection with a permanent reduction of such revolving credit facility)

        to be less than the ratio shown for such date below:

        Four Fiscal Quarters Ending On                                  Consolidated Fixed Charges Ratio
        ------------------------------                                  --------------------------------
        December 31, 2003                                                          0.95: 1.00
        March 31, 2004                                                             0.95: 1.00
        June 30, 2004                                                              0.95: 1.00
        September 30, 2004                                                         0.95: 1.00
        December 31, 2004                                                          0.95: 1.00
        March 31, 2005 and the last  day of each Fiscal Quarter                    1.00: 1.00
        thereafter

         Notwithstanding the foregoing, for (A) the period ended December 31, 2003, the amounts in clause (i) will be deemed to be the sum of such amounts for the months of November 2003 and December 2003 multiplied by 2, (B) the period ended March 31, 2004, the amounts in clause (ii) above shall be determined by taking the results for the months of November, 2003, December 2003 and the Fiscal Quarter ended March 31, 2004 and multiplying such results by 3/2, (C) for the period ended June 30, 2004, the amounts in clause (ii) above shall be the sum of (1) the results for such amounts for the months of November 2003 and December 2003 multiplied by 3/2 plus (2) the results of such amounts for the two consecutive Fiscal Quarters ended June 30, 2004 multiplied by 4/3 and
         (D) for the period ended September 30, 2004, the amounts in clause (ii) above shall be the sum of (1) the results for such amounts for the months of November 2003 and December 2003 multiplied by 3/2 plus (2) the results of such amounts for the three consecutive Fiscal Quarters ended September 30, 2004.

                  (f) Capital Expenditures. The Issuers will not permit the aggregate amount of Capital Expenditures made by the Issuers and the Subsidiaries in any Fiscal Year to exceed $450,000; provided, however, that in the event the actual amount of Capital Expenditures made in any Fiscal Year is less than the maximum amount permitted pursuant to this clause (f), 50% of such excess may be carried over to the subsequent Fiscal Year; provided further that for purposes of determining compliance with this clause (f), any Capital Expenditure made in such succeeding Fiscal Year shall be deemed made first out of any amounts so rolled over. Notwithstanding the foregoing, the Company may incur Waco Build-Out Capex in amount not to exceed $1,200,000 in the aggregate, which amount shall not be included for purposes of calculating Capital Expenditures pursuant to this clause (f).

         14.10.   LIMITATION ON LIENS.

         The Issuers will not, and will not permit any of the Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character of the Issuers or any of the Subsidiaries (whether owned on the date hereof or hereafter acquired); provided that there shall be excluded from the operation of this Section 14.10:

                  (a) any Lien securing Indebtedness permitted under Section 14.7(c) (or any Permitted Refinancing thereof);

                  (b)

                           (i) Liens (other than any Lien created by any
                  Environmental Law), charges and encumbrances which (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Issuers and their respective Subsidiaries and the ownership of their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit,
                  (iii) do not in the aggregate materially detract from the value of the property of the Issuers or their respective Subsidiaries or materially impair the use thereof in the operation their business and (iv) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes, including, without limitation, the following Liens (but subject in any event to the foregoing terms of this clause (b)):

                           (ii) pledges or deposits to secure obligations under
                  workers' compensation laws or similar legislation, including Liens or judgments thereunder which are not currently dischargeable;

                           (iii) pledges or deposits to secure performance in
                  connection with bids, tenders or contracts (other than contracts for the payment of money) made in the ordinary course of business (to the extent otherwise permitted by the terms of this Agreement);

                           (iv) deposits to secure public or statutory
                  obligations of the Issuers or any of the Subsidiaries;

                           (v) Liens securing taxes, assessments and other
                  governmental charges or levies and materialmen's, mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business, in each case to the extent such Liens are not required to be discharged under Section 14.2(a) and (b), or deposits to obtain the release of such Liens;

                           (vi) deposits to secure or in lieu of surety, appeal
                  or customs bonds to which the Issuers or any of the Subsidiaries is a party;

                           (vii) Liens created by or resulting from any
                  litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted (to the extent such Liens are not required to be discharged under Section 14.2(a) or (b));

                           (viii) landlords' Liens (imposed by law) under leases
                  to which the Company or any of the Subsidiaries is a party (to the extent otherwise permitted by the terms of this Agreement); and

                           (ix) zoning restrictions, easements, rights of way,
                  encumbrances, licenses and restrictions on the use of real property for minor defects or irregularities in title thereto which (individually and in the aggregate) do not materially impair the use of such property in the operation of the business of the Company or any of the Subsidiaries or the value of such property for the purpose of such business;

                  (c) any Lien existing on the date hereof and referred to on
         Exhibit 5.9 attached hereto;

                  (d) any Lien securing Indebtedness consisting of obligations under Capital Leases or purchase money loans permitted under Section 14.7(b) and incurred in the ordinary course of business, provided that
         (x) such Lien does not extend to or cover any property of the Company or any of the Subsidiaries other than the property being acquired, and
         (y) the aggregate principal amount of Indebtedness secured thereby shall not exceed the lower of the cost and the fair market value of such property;

                  (e) (i) Liens created by worker's compensation programs, unemployment insurance and other social security legislation provided the obligations secured by such Liens are not yet due and payable and Liens resulting from deposits or pledges in connection with the foregoing or with contracts, bids, leases, tenders or expropriation proceedings, and Liens to secure or in lieu of surety or appeal bonds, performance bonds and other similar obligations, costs of litigation when required by law and public and statutory obligations; (ii) rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Company or the Subsidiaries; or by way of any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof; (iii) security given to a public utility or any municipality or governmental or other public authority when required by statutory or regulatory obligation in connection with the operations of the Company or the Subsidiaries, all in the ordinary course of business; and (iv) statutory Liens in favor of lessors of real property arising as a result of nonpayment of rent, provided that the rental payments are contested in good faith by the Company or one of the Subsidiaries, as applicable; and

                  (f) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and
         (D) such Person does not become a Foreign Subsidiary.

         14.11.   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         Except for payments permitted by Section 14.8 and except as disclosed on Exhibit 14.11, the Issuers will not, and will not permit any of the Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of any properties and assets or the rendering of any services, with an Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Issuer's or such Subsidiary's business and upon terms no less favorable to such Issuer or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         14.12.   LIMITATION ON INVESTMENTS.

         The Issuers will not, and will not permit any of the Subsidiaries to, directly or indirectly, make or commit to make any Investments other than Permitted Investments.

         14.13.   LIMITATION ON ISSUANCE OF SHARES OF SUBSIDIARIES.

         Except as provided in Section 14.14, the Issuers will not permit any of the Subsidiaries to (a) issue, sell or otherwise dispose of any shares (or any securities convertible into or exercisable or exchangeable for shares) of such Subsidiary except to the Company or to a Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary), (b) sell, transfer or otherwise dispose of any shares (or any securities convertible into or exercisable or exchangeable for shares) of any other Subsidiary of the Company except (i) to the Company or to a Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary) or
(ii) a transfer all of the Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if (A) in connection with such transfer the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is transferred to a Person other than the Issuers or a Subsidiary not simultaneously being disposed of; (B) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary not simultaneously being disposed of or in the Issuers and (C) prior to and after giving effect to such transfer, such transfer would be permitted by Section
14.16. The Issuers will not, in any event, permit any Subsidiary of the Issuers to have outstanding any Preferred Shares.

         14.14. LIMITATION ON SUBSIDIARIES' CONSOLIDATION, MERGER OR SALE OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS.

         The Issuers will not permit any of the Subsidiaries to consummate any merger or consolidation with, or sell all or substantially all of its assets to, any other Person other than a merger or consolidation of a Wholly-Owned Subsidiary of the Company with, or the sale of all or substantially all of its assets to, the Company or any other Wholly-Owned Subsidiary of the Company (other than a Foreign Subsidiary) or to effect a Permitted Acquisition.

         14.15.   LIMITATION ON THE ISSUERS' CONSOLIDATION OR MERGER.

         The Issuers will not consummate any merger or consolidation with any other Person, provided that the foregoing restriction shall not apply to the consolidation or merger of any Issuer with any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger (the "SUCCESSOR CORPORATION") shall be Solvent and shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                  (b) if such Issuer is not the Successor Corporation, such corporation shall have (i) executed and delivered to each holder of Notes and Warrants its assumption of the due and punctual performance and observance of (A) the Notes or its Note Guarantee, as the case may be, this Agreement and the Warrants, (B) each covenant and condition of this Agreement applicable to such Issuer (in each case pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders of the Notes and of the Warrants) and (C) all Indebtedness of the Issuers incurred under the Senior Bank Documents or any agreement evidencing a Permitted Refinancing thereof, and (ii) caused to be delivered to each holder of Notes and Warrants an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders of the Notes and of the Warrants, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                  (c) immediately after the consummation of such transaction the Successor Corporation shall have a consolidated tangible net worth equal to or greater than the consolidated tangible net worth of the Parent immediately prior to the consummation of such transaction;

                  (d) immediately after giving effect to such transaction the Successor Corporation shall be permitted to incur at least $1 of Indebtedness pursuant to Section 14.7(h); and

                  (e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         14.16.   LIMITATION ON DISPOSITION OF PROPERTY.

         The Issuers will not, and will not permit any of the Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of their respective properties and assets (or any right, title or interest therein), whether real, personal or mixed, tangible or intangible, including, without limitation, shares of capital stock, securities or Indebtedness of any Subsidiaries of the Parent, except for (a) a merger, consolidation or sale in compliance with Section 14.14 or 14.15, (b) sales of inventory in the ordinary course of business, (c) sales and dispositions of assets no longer necessary or useful for the operation of the business and as not individually material to the business of such Person, and (d) other sales of properties and assets, including Subsidiary Stock, if in the case of this clause (d), on the date of such sale and after giving effect thereto:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing;

                           (ii) in the case of any sale for $500,000 or more,
                  the board of directors or the stockholders, as the case may be, of the Company or any of the Subsidiaries shall have reasonably determined in good faith, that (A) the sale of such properties and assets is in the best interests of the Company and the Subsidiaries and is not disadvantageous in any material respect to the holders of the Notes and (B) such properties and assets are being disposed of on fair and adequate terms; and

                           (iii) the aggregate book value of all properties and
                  assets sold pursuant to this clause (c) during the 365 consecutive day period ended on the date of such sale is not more than 10% of Consolidated Total Assets as at the end of the Fiscal Year ended immediately prior to the date of such sale.

         14.17.   LIMITATION ON LEASEBACKS.

         The Issuers will not, and will not permit any of the Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereinafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

         14.18.   MODIFICATION OF CERTAIN DOCUMENTS, AGREEMENTS AND INSTRUMENTS.

         The Issuers will not, and will not permit any of their respective Subsidiaries to:

                  (a) amend, modify or waive any term, condition or provision of any of the agreements referred to in Section 4.3 (other than the Senior Bank Documents or any agreement evidencing a Permitted Refinancing thereof, as to which Section 14.18(c) applies) or its charter, by-laws or other organizational documents or file any resolution of the board of directors, of such Person with the Secretary of State or comparable official of the jurisdiction of its incorporation if the effect thereof is or could reasonably be expected to be materially adverse to the interests of any holder of any of the Securities;

                  (b) have a fiscal year which ends on any date other than December 31;

                  (c) amend, supplement, modify or waive any term of the Senior Bank Documents (or the documents relating to any Permitted Refinancing thereof) unless such amendment, supplement, modification or waiver thereof is permitted by Section 3.1 of the Subordination Agreement, or

                  (d) amend, supplement, modify or waive any material term of the Acquisition Documents without the prior consent of the Required Holders.

         14.19.   NOTE GUARANTEES.

         Without limiting the generality of the foregoing, in the event that the Issuers at any time or from time to time shall organize or acquire any Subsidiary (subject to the limitations set forth in Section 14.12), then and in each such case the Issuers will notify each holder of the Notes and will cause such new Subsidiary (other than a Foreign Subsidiary) to promptly execute and deliver a Note Guarantee to each of the holders of the Notes.

         14.20.   OPERATING LEASE RENTALS.

         The Issuers will not, and will not permit any of the Subsidiaries to, at any time enter into any operating lease if after entering into such operating lease Consolidated Rental Expense for any period of four consecutive fiscal quarters of the Parent commencing after such time exceeds $250,000.

         14.21.   MERGER PURSUANT TO ACQUISITION.

                  (a) MERGER. The Issuers will cause the Merger to be consummated pursuant to the Acquisition Documents by filing the Certificate of Merger with the Secretary of State of the State of Delaware immediately following the closing of the purchase and sale of the Notes and the Warrants. The Issuers shall deliver to each holder of Securities on the Closing Date, a file-stamped copy of the Certificate of Merger.

                  (b) ASSUMPTION OF OBLIGATIONS; SECURITY DOCUMENTS . Upon the consummation of the Merger, the Acquired Company shall succeed to the obligations of the Company hereunder, under the Notes and under each of the other Operating Documents to which the Company is a party. In connection with the foregoing, the Acquired Company shall execute and deliver to each holder of Notes an assumption agreement (the "ASSUMPTION AGREEMENT") in the form of Exhibit 14.21.

         14.22.   EQUITY CALL AGREEMENT.

         The Parent shall comply with the terms and conditions of the Equity Call Agreement as provided therein.

15.      DEFINITIONS.

         15.1.    DEFINITIONS OF CAPITALIZED TERMS.

         The terms defined in this Section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         "ACQUIRED COMPANY" shall have the meaning specified in Section 4.3(a).

         "ACQUISITION" shall have the meaning specified in Section 5.4.

         "ACQUISITION AGREEMENT" shall have the meaning specified in Section
5.4.

         "ACQUISITION DOCUMENTS" shall have the meaning specified in Section
5.4.

         "AFFILIATE" of any Person shall mean any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of Voting Stock or other equity securities of such first-mentioned Person or (b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 10% or more of any class of Voting Stock or other equity securities; provided that in no event shall a Purchaser or any other institutional holder of Securities be deemed to be an Affiliate of the Issuers or any of their respective Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other equity securities or by contract or otherwise.

         "APPLICABLE PREMIUM" shall have the meaning specified in Section 9.1.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning specified in Section 14.21(b).

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

         "CAPITAL LEASE" shall mean, as applied to any Person, any lease of (or any other agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "CAPITAL LEASE OBLIGATION" shall mean with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee (or the notes thereto) in respect of such Capital Lease and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL EXPENDITURE" shall mean each expenditure which in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed
(a) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) with proceeds of dispositions that are re-invested in replacement assets.

         "CERTIFICATE OF MERGER" shall have the meaning specified in Section 14.21.

         "CHANGE OF CONTROL" shall have the meaning specified in Section 9.2(b).

         "CLOSING" and "CLOSING DATE" shall have the respective meanings specified in Section 3.

         "CLOSING PRO FORMA BALANCE SHEETS" shall mean the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions, a copy of which is attached hereto as Exhibit 5.6(c).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency of the United States from time to time administering the Securities Act and/or the Exchange Act.

         "COMMON STOCK" shall mean the common stock, $.01 par value, of the Parent and any stock into which such stock shall have been changed or any such stock resulting from any reclassification of such stock.

         "COMPANY" shall have the meaning specified in the introductory paragraph hereto.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" shall mean, for any Person and for any period, on a consolidated basis, the aggregate depreciation and amortization expense of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any Person and for any period, the EBITDA of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP provided that Consolidated EBITDA for purposes of this Agreement for the each of the Fiscal Quarters below shall be deemed to be the amount set forth opposite such Fiscal Quarter:

             FISCAL QUARTER ENDING                  DEEMED EBITDA AMOUNT
             --------------------------            --------------------------
             December 31, 2002                     $1,755,613
             March 31, 2003                        $1,397,895
             June 30, 2003                         $1,791,776
             September 30, 2003                    $2,501,107


         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any Person and for any period, on a consolidated basis, the aggregate of all Federal, state, local and foreign taxes based upon income and franchise tax expense of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any Person and for any period, on a consolidated basis, the aggregate amount of interest in respect of Indebtedness (including the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting) and amortization of original issue discount and all but the principal component of rentals in respect of Capital Leases, paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, all determined in accordance with GAAP. For purposes of this definition, (i) market interest rate levels prevailing on the date of determination in any calculation of interest expense relating to Indebtedness the interest on which is a function of such market interest rate levels will be assumed to continue at such levels, and (ii) interest on a Capital Lease will be deemed to accrue at an interest rate reasonably determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" shall mean, for any Person and for any period, on a consolidated basis, the net income (or loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, but excluding therefrom any gains or losses from Dispositions (as defined in the Senior Bank Agreement on the date hereof), any extraordinary gains or losses and gains (or losses) from discontinued operations.

         "CONSOLIDATED RENTAL EXPENSE" shall mean, with respect to any period, an amount equal to the aggregate amount of all fixed payments that the Company and the Subsidiaries are required to make as lessee under, or by the terms of, any equipment or operating lease, including, without limitation, additional rentals (in excess of fixed minimums during such period).

         "CONSOLIDATED SENIOR DEBT" shall mean, as of any measurement date, the aggregate amount of all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such measurement date other than Subordinated Indebtedness.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" shall mean, as of any measurement date, the ratio of (a) all Consolidated Senior Debt on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on or immediately preceding such measurement date.

         "CONSOLIDATED TOTAL ASSETS" shall mean, for any Person and at any date, the book value at such date as shown on the books of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, of all of their properties and assets, whether real, personal or mixed.

         "CONSOLIDATED TOTAL DEBT" shall mean, on any date of determination, the aggregate amount of all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such date.

         "CONSOLIDATED TOTAL LEVERAGE RATIO" shall mean, as of any measurement date, the ratio of (a) all Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on or immediately preceding such measurement date.

         "DEFAULT" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

         "DISCLOSURE DOCUMENTS" shall have the meaning specified in Section 5.4.

         "EBITDA" shall mean, for any Person and for any period, without duplication, such Person's Consolidated Net Income for such period, increased, to the extent included in the calculation of Consolidated Net Income, by the sum of such Person's (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) Consolidated Depreciation and Amortization Expense, plus (iv) Management Fees permitted by Section 14.8, plus (v) non-recurring transaction fees, expenses and costs incurred in connection with the Related Transactions (to the extent not capitalized) but solely to the extent included in the Closing Pro Forma Balance Sheet (or disclosed in the notes thereto), plus (vii) non-cash charges as a result of any grant to any members of the management of the Parent or any of its Subsidiaries of any Common Stock or options to acquire Common Stock, plus (viii) fees and expense reimbursements paid to directors to the extent permitted by Section 14.8, plus
(ix) non-recurring, noncash charges reasonably acceptable to the Required Holders of Notes, plus (x) any net loss from extraordinary items, plus (xi) any loss related to a write down of goodwill, plus (xii) any aggregate net loss arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with disposition of fixed assets and all securities plus (xiii) actual non-cash costs and expenses in an amount not to exceed $500,000 in the aggregate relating to the write-down or write-off of any accounts receivable to the extent such write-down or write-off occurs on or before December 31, 2003, non-recurring costs that are approved by the Required Holders in their discretion relating to acquisitions of capital assets that are not otherwise capitalized.

         "ENVIRONMENTAL LAWS" shall mean any law, statute, rule, regulation or other governmental standard or requirement having the force of law and relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any regulated waste, pollutant or toxic, hazardous or other substance, or (b) any other act, omission or condition relating to the protection of the environment, or air or water pollution or soil or groundwater contamination.

         "EQUITY CALL AGREEMENT" shall have the meaning specified in Section 4.3(l).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

         "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) that, together with any Issuer, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which any Issuer is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code (and for purposes of Section 5.13 shall include the Acquired Company and its Subsidiaries).

         "EVENT OF DEFAULT" shall have the meaning specified in Section 16.1.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary not organized under the laws of any state of the United States of America or the District of Columbia.

         "FISCAL QUARTER" shall mean the fiscal quarter of the Parent.

         "FISCAL YEAR" shall mean the fiscal year of the Parent.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean (a) the government of (i) the United States of America or any state or other political subdivision thereof, or
(ii) any jurisdiction in which the Parent or any of its Subsidiaries conduct all or any part of its business, or which asserts jurisdiction over any properties of the Parent or any of its Subsidiaries, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTEE" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

         "HEDGING OBLIGATION" shall mean with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

         "INDEBTEDNESS" shall mean, when used in connection with any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends to the extent any such obligations would mature pursuant to its terms on or before January 31, 2012, (h) all obligations of such Person under synthetic leases, (i) all Hedging Obligations, (j) all Indebtedness of others referred to in clauses
(a) through (i) above to the extent guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (w) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (x) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (y) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (z) otherwise to assure a creditor against loss, and (k) all Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property in an amount equal to the lesser of the amount of such Lien or the fair market value of such property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "INDEMNIFIED COSTS" shall have the meaning specified in Section 21.

         "INDEMNITEE" shall have the meaning specified in Section 21.

         "INTERNAL RATE OF RETURN" shall have the meaning specified in Section 9.1.

         "INVESTMENT" shall mean any investment made by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

         "ISSUER" OR "ISSUERS" shall have the meaning specified in the introductory paragraph hereto.

         "LICENSES" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from Governmental Authorities.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

         "MANAGEMENT AGREEMENT" shall have the meaning specified in Section 4.3(i).

         "MANAGEMENT FEES" shall mean management charges and fees and reimbursement for expenses paid to the Riverside Parties as permitted by Section 14.8.

         "MANAGEMENT OPTION PLAN" - means a management stock option or stock incentive plan reasonably acceptable to the Required Holders adopted within 45 days of the Closing Date, and as thereafter amended with the consent of the Required Holders of the Warrant Shares (not to be unreasonably withheld), providing for the issuance of options or shares of Common Stock to employees, consultants or independent contractors of the Issuers, so long as, and to the extent that the aggregate number of shares of Common Stock issued, and issuable upon exercise of such stock options (whether or not then currently exercisable), at such time, together with all shares of Common Stock previously issued and issued upon exercise of such stock options, does not exceed 54,149.37 shares, such number of shares to be appropriately adjusted in respect of the occurrence of any stock reclassification (by combination, subdivision or otherwise) or stock dividend.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in or effect upon any of (a) the financial condition or business of the Issuers and the Subsidiaries taken as a whole, (b) their properties and assets taken as a whole or (c) the ability of the Issuer or any of the Subsidiaries to perform its respective obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

         "MATERIAL CONTRACTUAL OBLIGATION" shall mean any contractual obligation of the Issuers or any Subsidiary (including the Acquired Company and its Subsidiaries) in excess of $25,000.

         "MERGER" - means the merger of TDG Merger Co. with and into The Dwyer Group, Inc. whereby The Dwyer Group, Inc. shall be the surviving corporation, pursuant to the Acquisition Documents and that certain Certificate of Merger to be dated on or about the date hereof.

         "MONTH TO MONTH LEASE" shall have the meaning specified in Section 5.9(e).

         "MULTIEMPLOYER PLAN" shall mean any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.,

         "NAIC ANNUAL STATEMENT" shall have the meaning specified in Section 26(b)(i).

         "NOTES" shall have the meaning specified in Section 1(b).

         "NOTE GUARANTEES" shall have the meaning specified in Section 1(c).

         "OFFICER'S CERTIFICATE" shall mean a certificate signed on behalf of the Parent and its Subsidiaries by the President or one of the Vice Presidents of the Parent and the Company except that with respect to any Officer's Certificate due pursuant to Section 7, such certificate shall be signed by the chief financial officer or treasurer of the Parent and the Company.

         "OPERATIVE DOCUMENTS" shall mean this Agreement, the Securities, the Note Guarantees, the Stockholders Agreement, the Warrants and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions of such entity.

         "PARENT" shall have the meaning specified in the introductory paragraph hereto.

         "PERMITTED ACQUISITION" shall mean any acquisition that involves a line of business similar or complementary to the business conducted by Company as of the Closing Date provided that (a) the aggregate consideration paid for all such acquisitions does not exceed $2,500,000, (b) an Event of Default will not result therefrom and (c) the Required Holders of Notes consent to such acquisition (which consent will not be unreasonably withheld).

         "PERMITTED INVESTMENT" shall mean any of the following Investments:

         (a) Investments, if any, existing on the date hereof and referred to in
Exhibit 5.9 attached hereto;

         (b) advances to officers or employees of the Issuers or any Subsidiary for travel or business expenses in the ordinary course of business; provided that the aggregate amount of all such advances outstanding at any time shall not exceed $150,000;

         (c) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America; provided that such obligations mature within one year from the date of acquisition thereof;

         (d) negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $100,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service;

         (e) investments constituting "Cash Equivalents" under the Senior Bank Documents;

         (f) Permitted Acquisitions;

         (g) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtor;

         (h) Investments constituting Indebtedness permitted by Section 14.7(h);

         (i) Investments in Subsidiaries of the Parent;

         (j) additional Investments not specified in clauses (a) through (i) above, provided that the aggregate cost of such Investments shall at no time exceed $250,000.

         "PERMITTED LIENS" shall mean those Liens permitted by Section 14.10.

         "PERMITTED REFINANCING" shall have the meaning specified in the Subordination Agreement.

         "PERSON" shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.



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



         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, and to which contributions are or, within the preceding five years, have been made or required to be made, by any Issuer or any ERISA Affiliate or with respect to which any Issuer or any ERISA Affiliate may have any liability.

         "PREFERRED SHARES", as applied to shares of any Person, shall mean shares of such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "PRO FORMA CONSOLIDATED LEVERAGE RATIO" - means, at any time the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended at such time.

         "PROPRIETARY RIGHTS" shall mean any patents, registered and common law trademarks, service marks, trade names, registered copyrights, licenses, proprietary software and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

         "PURCHASERS" means each of the Persons identified as a "Purchaser" on
Schedule I attached hereto.

         "QUALIFYING EVENT" shall have the meaning specified in Section 9.1.

         "REFINANCED DEBT" and "REFINANCING DEBT" shall have the respective meanings specified in Section 14.7(d).

         "REGISTRABLE SHARES" shall mean any Warrant Shares, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (b) such securities are sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act. A Person shall be deemed a "holder" of Registrable Shares for purposes of Section 10 if such Person is the holder of an outstanding Warrant or the holder of outstanding Warrant Shares issued upon exercise of any Warrant.

         "REGISTRATION EXPENSES" shall mean all fees, expenses and disbursements related to any registration, qualification or compliance pursuant to Section 10, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the fees, expenses and disbursements of counsel for the holder or holders of the Registrable Shares) and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

         "REIMBURSEMENT AGREEMENT" shall mean that certain Reimbursement Agreement dated as of May 11, 2003 between Dwyer Investments, Ltd. and the Parent as in effect on the date hereof and as modified in accordance with the terms of this Agreement.

         "RELATED TRANSACTIONS" shall mean the transactions under this Agreement, the Senior Bank Agreement and the Acquisition Agreement and all the transactions related thereto.

         "REQUIRED HOLDERS" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 66 2/3% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Issuers or any Affiliate of the Issuers).

         "RESTRICTED PAYMENT" - as applied to any Person shall mean:

                  (a) any dividend or other distribution, direct or indirect, on account of any shares of the capital stock of such Person now or hereafter outstanding (including, without limitation, any Preferred Shares) or any securities convertible into or exercisable or exchangeable for such shares of capital stock, except (i), in the case of any Subsidiary of the Company, any such dividend or distribution payable to the Company and/or any Wholly-Owned Subsidiary of the Company (so long as such Subsidiary has guaranteed the Notes) and (ii) in the case of the Company, a dividend payable to all of the holders of Common Stock of such Person then outstanding solely in shares of Common Stock;

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of such Person now or hereafter outstanding (including, without limitation, any Preferred Shares) or any securities convertible into or exercisable or exchangeable for such shares of capital stock; and

                  (c) any payment of any compensation, management fee or similar amount to any Affiliate of such Person, including, without limitation, any Riverside Party, whether pursuant to the Management Agreement or otherwise;



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



provided that, notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, any Warrants and/or Warrant Shares.

         "RIVERSIDE FEE" shall have the meaning specified in Section 14.8.

         "RIVERSIDE PARTIES" shall mean the Riverside Partnership, Riverside Partners, LLC, a Delaware limited liability company, or any affiliates thereof.

         "RIVERSIDE PARTNERS, LLC" means Riverside Partners, L.L.C., a Delaware limited liability company.

         "RIVERSIDE PARTNERSHIP" shall mean 2003 Riverside Capital Appreciation Fund, L.P., a Delaware limited partnership and 2003 Riverside Capital Appreciation Fund (QC), L.P., a Delaware limited partnership and their Affiliates.

         "SECURITIES" shall mean the Notes, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares, each of which is a "Security".

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "SENIOR BANK AGREEMENT" shall mean the Credit Agreement, dated as of the date hereof, among the Company, the Senior Banks and Madison Capital Funding, LLC as administrative agent and collateral agent for the Senior Banks, as from time to time in effect.

         "SENIOR BANK DOCUMENTS" shall mean the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof and the other agreements, documents and instruments related thereto.

         "SENIOR BANKS" shall mean Madison Capital Funding LLC and the other lenders from time to time a party to the Senior Bank Agreement or financial institutions party to any agreement evidencing a Permitted Refinancing thereof.

         "SOLVENT" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person (on a going concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

         "SOURCE" shall have the meaning specified in Section 26.

         "STOCKHOLDERS AGREEMENT" shall have the meaning specified in Section 4.3(d).

         "SUBORDINATED INDEBTEDNESS" shall have the meaning ascribed to the term "Subordinated Debt" in the Senior Bank Agreement as in effect on the date hereof.

         "SUBORDINATION AGREEMENT" shall have the meaning specified in Section 4.3(f).

         "SUBSIDIARY" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly requires otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" shall mean each of the Subsidiaries of the Acquired Company on the Closing Date (other than any Foreign Subsidiary) and each other Subsidiary which delivers a Note Guarantee pursuant to Section 14.19.

         "SUBSIDIARY STOCK" shall have the meaning specified in Section 5.5(b).

         "SUCCESSOR CORPORATION" shall have the meaning specified in Section 14.15.

         "VOTING STOCK", when used with reference to any Person, shall mean shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

         "WACO BUILD-OUT CAPEX" means Capital Expenditures incurred by the Company solely in connection with the build-out of the Company's owned real property in Waco, Texas.

         "WARRANT SHARES" shall have the meaning specified in the Warrants.

         "WARRANTS" shall have the meaning specified in Section 1(a).

         "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary all of the outstanding shares of which, other than directors' qualifying shares, shall at the time be owned by the Parent and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Parent in accordance with GAAP.

         15.2. OTHER DEFINITIONS.

         The terms defined in this Section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

         a "class" of Securities shall refer to the Notes, the Warrants or the Warrant Shares, as the case may be, each of which is a separate class.

         "corporation" shall include an association, joint stock company, limited liability company, business trust or other similar organization.

         "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest and shall include the Applicable Premium.

         "qualification" or "compliance" shall mean the qualification or compliance of all Registrable Shares included in any registration pursuant to
Section 10 under all applicable blue sky or other state securities laws.

         "register", "registered" and "registration" as used in Section 10 refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares and any amendment filed or required to be filed to permit any such disposition.

         "shares" of any Person shall include any and all shares of capital stock of such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

         15.3.    ACCOUNTING TERMS AND PRINCIPLES; LAWS.

                  (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP. If any changes in GAAP are hereafter required or permitted and are adopted by the Issuers, and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in any provision of this Agreement, conforming adjustments shall be made to such affected terms and provisions to reflect such changes in GAAP so as to cause the criteria for evaluating the Issuers' financial condition to be the same after such changes in GAAP as they would have been had such changes in GAAP not been effected.

                  (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

16.      REMEDIES

         16.1.    EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY.

         If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of five days;

                  (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in Sections 7(g), 8, 9.2, 9.6, 13, 14.3(a), 14.4(a), 14.6 to 14.22, inclusive;

                  (d) if default shall be made in the performance, satisfaction or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of (i) any Issuer's obtaining actual knowledge of such default or (ii) any Issuer's receipt of written notice of such default;

                  (e) if either Issuer or any Subsidiary shall make a general assignment for the benefit of creditors, or shall not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or majority stockholders shall) take any action looking to its dissolution or liquidation;

                  (f) if, within 60 days after the commencement of an action against either Issuer or any Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of either Issuer or any Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of either Issuer or any Subsidiary of any trustee, custodian, receiver, liquidator or fiscal agent for either Issuer or of any Subsidiary or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

                  (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of either Issuer or of any Subsidiary or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

                  (h) if either Issuer or any Subsidiary shall fail beyond any applicable grace period to (i) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any lease or any shares of capital stock upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such capital stock), if the outstanding amount thereof exceeds $500,000 or if the aggregate amount of all Indebtedness or other obligation as to which any Issuer or any Subsidiary of any Issuer is in default exceeds $500,000, (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation (other than the Indebtedness under the Notes or the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing of the Senior Bank Agreement), if the effect of any such failure of the character described in this clause (h) is to cause, or permit any other Person to cause, Indebtedness having an individual principal amount in excess of $500,000 or having an aggregate principal amount of $500,000 or more to become due and payable, or if any such Indebtedness or other obligation shall become due and payable by its terms and shall not be paid or extended or (iii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to Indebtedness under the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof, if the effect of any such failure is to cause any payment in respect thereof to become due and payable prior to its scheduled due date (provided that the provisions of this clause (h) shall not apply to accounts payable incurred in the ordinary course of business which are not more than 90 days past due, in any case for so long as such Issuer or Subsidiary shall be contesting its obligation to make any such payments in good faith and shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP);

                  (i) if a final judgment or judgments for the payment of money which, together with all other outstanding final judgments for the payment of money against any Issuer and/or any Subsidiary of any Issuer, exceeds an aggregate of $1,000,000 (or any individual judgment is in excess of $500,000) (exclusive of judgment amounts to the extent adequately covered by insurance where the insurer's liability in respect of such judgment has been acknowledged in writing) shall be rendered against any Issuer or any Subsidiary of any Issuer which judgments are not, within 60 days after entry thereof, discharged or stayed pending appeal or otherwise, or are not discharged within 60 days after the expiration of such stay;

                  (j) if any representation or warranty made by or on behalf of any Issuer or any Subsidiary of any Issuer in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect when made; or

                  (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void;

then, in the case of any Event of Default (other than one of the character described in subdivisions (e), (f) or (g) of this Section 16.1) and at the option of the Required Holders, exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subdivisions (a) or
(b) of this Section 16.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders of Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration to pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subdivisions (e),(f) or (g) of this Section 16.1, the principal all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and
(ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty.

         Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first provision in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this Section 16.1) if:

                  (1) the Company has paid to the holders of Notes a sum sufficient to pay

                                    (A) all overdue interest on all Notes at the
                           rate specified in the Notes;

                                    (B) the principal of (and premium, if any,
                           on) any Notes which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate specified in such Notes; and

                                    (C) interest on such overdue principal (and
                           premium, if any) and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in the Notes; and

                  (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         16.2.    SUITS FOR ENFORCEMENT, ETC.

         In case any one or more of the Events of Default specified in Section
16.1 shall have occurred, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 16.1, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both.

         16.3.    NO ELECTION OF REMEDIES.

         No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         16.4.    REMEDIES NOT WAIVED.

         No course of dealing between the Issuers and any of their respective Subsidiaries, on the one hand, and any holder of any Security, on the other hand, no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

         16.5.    APPLICATION OF PAYMENTS.

         In case any one or more of the Events of Default specified in Section
16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

17.      REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES.

         Securities issued hereunder shall be issued in registered form. The Issuers shall keep at their principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers in which such Issuers shall provide for the registration and transfer of the Securities issued by each. The name and address of each holder of the Securities shall be registered in such registers. Such Issuers shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Issuer that issued such Security or Securities, at its expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or the same aggregate number of shares (in the case of the Warrants and Warrant Shares), as applicable, as that of the Security or Securities so surrendered. The Issuers may treat the Person in whose name any Security is registered as the owner of such Security for all purposes. Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. In connection with the foregoing, the Issuers shall take such other actions reasonably requested by a holder of Security in order to effect such any applicable transfer, registration or exchange.

18.      REPLACEMENT OF SECURITIES.

         Upon receipt by the applicable Issuer of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, such Issuer, at its expense, will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. A Purchaser's unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this Section 18.

19.      AMENDMENT AND WAIVER.

                  (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Issuers, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes, or, except as provided in the Subordination Agreement, subordinate the obligation of the Issuers to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants at the time outstanding, no such amendment or waiver shall increase the exercise price of the Warrants, change the exercise period of the Warrants or change the number of shares of Common Stock for which the Warrants are exercisable, (iii) without the consent of the holders of all of the Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall (A) modify any of the provisions of Section 10, or (B) change the percentage of holders of the Warrants and Warrant Shares required to approve any such amendment or effect any such waiver; and (iv) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 19 shall be delivered by the Issuers to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                  (b) The Issuers will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Issuers and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuers with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

                  (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this Section 19, any Securities owned by the Issuers or any of their Affiliates shall be disregarded and deemed not to be outstanding.

20.      METHOD OF PAYMENT OF SECURITIES.

         Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as any Purchaser (or its nominee) or any other institutional holder shall hold any Security, the Issuers will make all payments thereon to such Purchaser or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as such Purchaser or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Parent or the Company, as applicable, promptly following such payment, prepayment or repurchase and cancelled and if transferred all prior payments of principal and interest will be noted thereon. All such payments shall be made by the Parent or the Company, as applicable, without any right of setoff or counterclaim in respect thereof.

21.      EXPENSES; INDEMNITY.

         Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Issuers will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold each Purchaser (and each other holder of any of the Securities) and each of such Purchaser's (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on a net after tax basis with respect to payments to third parties) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Issuers or any of their Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any required environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, Indemnitee, to the extent such Indemnified Cost is attributable to an event or condition originating from or relating to any properties or assets of the Issuers or any of the Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Issuers or any of the respective Subsidiaries. Notwithstanding the foregoing, the Issuers shall not have any obligation to an Indemnitee under this Section 21 with respect to any Indemnified Cost which is finally determined by a court of competent jurisdiction to have arisen as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

22.      TAXES.

         The Issuers will pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

23.      COMMUNICATIONS.

         All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or
(c) by messenger. Any such communication must be sent (i) if to the Issuers (or any of them), to the Issuers (or such Issuer) in care of the Company at:

                         The Dwyer Group, Inc.
                         1010 N. University Parks Drive
                         P.O. Box 3146
                         Waco, TX 76707
                         Attention:  Chief Financial Officer
                         Facsimile No.:  (254) 745-5097

                         with copies to:

                         The Riverside Company
                         455 Market Street, Suite 1520
                         San Francisco, CA 94105
                         Attention:  Loren J. Schlachet
                         Facsimile No.: (415) 348-9561

                         and

                         Jones Day
                         North Point
                         901 Lakeside Avenue
                         Cleveland, Ohio 44114
                         Attention:  Rachel L. Rawson, Esq.
                         Facsimile No.: (216) 579-0212

         or at such other address (or telecopy number) as may be furnished in writing by the Issuers to each holder of any Security and (ii) if to a Purchaser, at its address for such purpose set forth in Schedule I attached hereto and if to any other holder of any Security, at the address of such holder (with a copy to the Persons so designated) as it appears on the applicable register maintained pursuant to Section 17, or at such other address as may be furnished in writing by a Purchaser or by any other holder of Securities to the Issuers. Communications under this Section 23 shall be deemed given only when actually received.

24.      SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC.

         All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by the Purchasers and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by any Purchaser, whether or not any investigation at any time is made by such Purchaser or on its behalf. All indemnification provisions, including, without limitation, those contained in Sections 21 and 22 shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25.      SUCCESSORS AND ASSIGNS; RIGHTS OF OTHER HOLDERS.

         This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Issuers and each Purchaser, successors to the Issuers and each Purchaser's successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Issuers may not assign any of their rights or obligations hereunder or under and of the other Operative Documents without the written consent of all of the holders of the Securities then outstanding.

26.      PURCHASE FOR INVESTMENT; ERISA.

                  (a) Each Purchaser represents and warrants (i) that it has been furnished with all information that it has requested for the purpose of evaluating such Purchaser's proposed acquisition of the Securities to be issued to such Purchaser pursuant hereto and (ii) that such Purchaser will acquire such Securities for its own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to such Purchaser's rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time such Purchaser deems it advisable to do so. The acquisition of such Securities by each Purchaser at the Closing shall constitute such Purchaser's confirmation of the foregoing representations and warranties. Each Purchaser understands that such Securities are being sold to such Purchaser in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in Section 5.16, the Issuers are relying, to the extent applicable, upon such Purchaser's representations and warranties contained herein.

                  (b) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Securities to be purchased by such Purchaser hereunder:

                           (i) the Source is an "insurance company general
                  account" as defined in section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as such Purchaser has disclosed to the Issuers in writing pursuant to this subsection (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                           (ii) the Source is a separate account of an insurance
                  company maintained by such Purchaser in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (iii) the Source is either (A) an insurance company
                  pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Issuers in writing pursuant to this subsection (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iv) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
                  Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in any Issuer and
                  (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuers in writing pursuant to this subsection (iv); or

                           (v) the Source is a governmental plan; or

                           (vi) the Source is one or more employee benefit
                  plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing pursuant to this subsection (vi); or

                           (vii) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 26(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13,
         1984).

27.      GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

         This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Issuers, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the Issuers further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in Section 23 or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, each of the Issuers agrees that nothing contained in this Section 27 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. EACH OF THE ISSUERS IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28.      MISCELLANEOUS.

         The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between each of the Purchasers and the Issuers and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.




            [The remainder of this page is intentionally left blank.]

         If you in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between each Purchaser and the Issuers. Please then return one of such counterparts to the Company.

                                        Very truly yours,

                                        TDG HOLDING COMPANY


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        TDG MERGER CO.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

The foregoing Agreement is hereby agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY
By:  David L. Babson & Company Inc.,
     as Investment Adviser


     By:
        ----------------------------------------
     Name:
     Title:

C.M. LIFE INSURANCE COMPANY
By:      David L. Babson & Company Inc.,
         as Investment Adviser


By:
   ---------------------------------------------
Name:
Title:


MASSMUTUAL CORPORATE INVESTORS



By:
   ------------------------
Name:
Title:

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.


MASSMUTUAL PARTICIPATION INVESTORS


By:
   ------------------------
Name:
Title:

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.


TOWER SQUARE CAPITAL PARTNERS, L.P.
By:      David L. Babson & Company Inc.,
         as Investment Manager


By:
   ---------------------------
Name:
Title:

TSCP SELECTIVE, L.P.

By: David L. Babson & Company, Inc.,
    as Investment Manager



    By:
       --------------------------------
    Name:
    Title:


C.M. LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc., as Investment
    Sub-Adviser


    By:
       --------------------------------------------
    Name:
    Title:

                                                                      SCHEDULE I

                          INFORMATION AS TO PURCHASERS


PURCHASER NAME                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
--------------                                  -------------------------------------------
Name in which to register Note and              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Warrant

14% Senior Subordinated Note                    R-1; $1,968,750
registration number; principal
amount;

Warrant registration number; number             WR-1; 2,153.22 shares of Common Stock
of Warrants

Commitment Fee Amount                           $39,375

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Citibank, N.A.
                                                111 Wall Street
                                                New York, NY  10043
                                                ABA No. 021000089
                                                For MassMutual Long-Term Pool
                                                Account No. 30510669
                                                Re: (See "Accompanying information" below)

Accompanying information                        Name of Issuer:    TDG Merger Co.

                                                Description of
                                                Security:          14% Senior Subordinated Note due October 30, 2011

                                                PPN:               267455 A* 4

                                                Name of Issuer:    TDG Holding Company

                                                Description of
                                                Security:          Warrants to Purchase Common Stock

                                                PPN:               87813# 11 8

                                                Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices                     Massachusetts Mutual Life Insurance Company
related to payments                             c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1889 or (413) 226-1803



                                  Schedule I-1


PURCHASER NAME                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
--------------                                  -------------------------------------------
Address / Fax # for all other notices           Massachusetts Mutual Life Insurance Company
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn: Securities Investment Department

                                                with a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            Massachusetts Mutual Life Insurance Company
Warrant                                         c/o David L. Babson & Company Inc.
                                                1500 Main Street
                                                Springfield, MA  01115
                                                Attn:  Richard Buckley, Esq.

Tax identification number                       04-1590850


                                  Schedule I-2


PURCHASER NAME                                  C.M. LIFE INSURANCE COMPANY
--------------                                  --------------------------
Name in which to register Note and              C.M. LIFE INSURANCE COMPANY
Warrant

14% Senior Subordinated Note                    R-2; $984,375
registration number; principal
amount;

Warrant registration number; number             WR-2; 1,076.61 shares of Common Stock
of Warrants

Commitment Fee Amount                           $19,687.50

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Citibank, N.A.
                                                New York, NY
                                                ABA No.:  021000089
                                                For CM Life Segment 43 - Universal Life
                                                Account No.:  30510546
                                                Re:  (See "Accompanying information" below)

Accompanying information                        Name of Issuer:     TDG Merger Co.

                                                Description of
                                                Security:           14% Senior Subordinated Note due October 30, 2011

                                                PPN:                267455 A* 4

                                                Name of Issuer:     TDG Holding Company

                                                Description of
                                                Security:           Warrants to Purchase Common Stock

                                                PPN:                87813# 11 8

                                                Due date and application (as among principal, premium and
                                                interest) of the payment being made.

Address / Fax # for notices related             C.M. Life Insurance Company
to payments                                     c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1839 or (413) 226-1803.


                                  Schedule I-3


PURCHASER NAME                                  C.M. LIFE INSURANCE COMPANY
--------------                                  --------------------------
Address / Fax # for all other notices           C.M. Life Insurance Company
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn:  Securities Investment Department
                                                Fax: (413) 226-2056

                                                With a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            Massachusetts Mutual Life Insurance Company
Warrant                                         c/o David L. Babson & Company Inc.
                                                1500 Main Street
                                                Springfield, MA  01115
                                                Attn:  Richard Buckley, Esq.

Tax identification number                       06-1041383



                                  Schedule I-4


PURCHASER NAME                                  MASSMUTUAL CORPORATE INVESTORS
--------------                                  ------------------------------
Name in which to register Note and              MASSMUTUAL CORPORATE INVESTORS
Warrant

14% Senior Subordinated Note                    R-3; $1,859,375
registration number; principal
amount;

Warrant registration number; number             WR-3; 2,033.59 shares of Common Stock
of Warrants

Commitment Fee Amount                           $37,187.50

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Citibank, N.A.
                                                New York, NY  10043
                                                ABA No. 021000089
                                                Acct #:  36202181
                                                FCC:  MassMutual Corporate Investors - 849444
                                                Attn:  IC & D, Bob Tait
                                                Re:  (See "Accompanying information" below)

Accompanying information                        Name of Issuer:     TDG Merger Co.

                                                Description of
                                                Security:           14% Senior Subordinated Note due October 30, 2011

                                                PPN:                267455 A* 4

                                                Name of Issuer:     TDG Holding Company

                                                Description of
                                                Security:           Warrants to Purchase Common Stock

                                                PPN:                87813# 11 8

                                                Due date and application (as among principal, premium and
                                                interest) of the payment being made.

Address / Fax # for notices related             MassMutual Corporate Investors
to payments                                     c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1839 or (413) 226-1803.


                                  Schedule I-5


PURCHASER NAME                                  MASSMUTUAL CORPORATE INVESTORS
--------------                                  ------------------------------
Address / Fax # for all other notices           MassMutual Corporate Investors
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn: Securities Investment Department

                                                with a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            Massachusetts Mutual Life Insurance Company
Warrant                                         c/o David L. Babson & Company Inc.
                                                1500 Main Street
                                                Springfield, MA  01115
                                                Attn:  Richard Buckley, Esq.

Tax identification number                       04-2483041


                                  Schedule I-6

PURCHASER NAME                                  MASSMUTUAL PARTICIPATION INVESTORS
--------------                                  ----------------------------------
Name in which to register Note and              MASSMUTUAL PARTICIPATION INVESTORS
Warrant

14% Senior Subordinated Note                    R-4; $984,375
registration number; principal
amount;

Warrant registration number;                    WR-4; 1,076.61 shares of Common Stock
number of Warrants

Commitment Fee Amount                           $19,687.50

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Citibank, N.A.
                                                New York, NY  10043
                                                ABA No. 021000089
                                                Acct #:  36202181
                                                FCC:  MassMutual Participation Investors - 849446
                                                Attn:  IC & D, Bob Tait
                                                Re:  (See "Accompanying information" below)

Accompanying information                        Name of Issuer:      TDG Merger Co.

                                                Description of
                                                Security:            14% Senior Subordinated Note due October 30, 2011

                                                PPN:                 267455 A* 4

                                                Name of Issuer:      TDG Holding Company

                                                Description of
                                                Security:            Warrants to Purchase Common Stock

                                                PPN:                 87813# 11 8

                                                Due date and application (as among principal, premium and
                                                interest) of the payment being made.

Address / Fax # for notices related             MassMutual Participation Investors
to payments                                     c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1839 or (413) 226-1803.


                                  Schedule I-7

PURCHASER NAME                                  MASSMUTUAL PARTICIPATION INVESTORS
--------------                                  ----------------------------------
Address / Fax # for all other notices           MassMutual Participation Investors
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn: Securities Investment Department

                                                with a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            Massachusetts Mutual Life Insurance Company
Warrant                                         c/o David L. Babson & Company Inc.
                                                1500 Main Street
                                                Springfield, MA  01115
                                                Attn:  Richard Buckley, Esq.

Tax identification number                       04-3025730


                                  Schedule I-8

PURCHASER NAME                                  TOWER SQUARE CAPITAL PARTNERS, L.P.
--------------                                  -----------------------------------
Name in which to register Note and              HARE & CO.
Warrant

14% Senior Subordinated Note                    R-5; $2,894,997
registration number; principal
amount;

Warrant  registration number; number            WR-5; 3,166.25 shares of Common Stock
of Warrants

Commitment Fee Amount                           $57,899.94

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Investors Bank & Trust Company
                                                Boston, MA
                                                ABA No.:  011-001-438
                                                Account Number:  052052052
                                                Account Name:  Tower Square
                                                Re:  (See "Accompanying information" below)

Accompanying information                        Name of Issuer:      TDG Merger Co.

                                                Description of
                                                Security:            14% Senior Subordinated Note due October 30, 2011

                                                PPN:                 267455 A* 4

                                                Name of Issuer:      TDG Holding Company

                                                Description of
                                                Security:            Warrants to Purchase Common Stock

                                                PPN:                 87813# 11 8

                                                Due date and application (as among principal, premium and
                                                interest) of the payment being made.

Address / Fax # for notices related             Tower Square Capital Partners, L.P.
to payments                                     c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1803 or (413) 226-1839.



                                  Schedule I-9

PURCHASER NAME                                  TOWER SQUARE CAPITAL PARTNERS, L.P.
--------------                                  -----------------------------------
Address / Fax # for all other notices           Tower Square Capital Partners, L.P.
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn:  Securities Investment Department
                                                Fax: (413) 226-2056

                                                with a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            The Bank of New York
Warrant                                         One Wall Street, Window A
                                                New York, NY  10286
                                                BoNY Account No.:  017001
                                                Ref:  Tower Square Capital Partners #49725

Tax identification number                       04-3722906


                                  Schedule I-10

PURCHASER NAME                                  TSCP SELECTIVE, L.P.
--------------                                  --------------------
Name in which to register Note and              HARE & CO.
Warrant

14% Senior Subordinated Note                    R-6; $58,128
registration number; principal
amount;

Warrant registration number; number
of Warrants                                     WR-6; 63.57 shares of Common Stock

Commitment Fee Amount                           $1,162.56

Payment on account of Note

         Method                                 Federal Funds Wire Transfer

         Account information                    Investors Bank & Trust Company
                                                Boston, MA
                                                ABA No.:  011-001-438
                                                Account Number:  052052052
                                                Account Name:  Tower Square
                                                Re:  (See "Accompanying information" below)

Accompanying information                        Name of Issuer:      TDG Merger Co.

                                                Description of
                                                Security:            14% Senior Subordinated Note due October 30, 2011

                                                PPN:                 267455 A* 4

                                                Name of Issuer:      TDG Holding Company

                                                Description of
                                                Security:            Warrants to Purchase Common Stock

                                                PPN:                 87813# 11 8

                                                Due date and application (as among principal, premium and
                                                interest) of the payment being made.

Address / Fax # for notices related             Tower Square Capital Partners, L.P.
to payments                                     c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 800
                                                Springfield, MA  01115
                                                Attn:  Securities Custody and Collection Department

                                                With telephone advice of payment to the Securities Custody and
                                                Collection Department of David L. Babson & Company Inc. at
                                                (413) 226-1803 or (413) 226-1839.


                                  Schedule I-11

PURCHASER NAME                                  TSCP SELECTIVE, L.P.
--------------                                  --------------------
Address / Fax # for all other notices           Tower Square Capital Partners, L.P.
                                                c/o David L. Babson & Company Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn:  Securities Investment Department
                                                Fax: (413) 226-2056

                                                with a copy (which shall not constitute notice) to:

                                                Bingham McCutchen LLP
                                                One State Street
                                                Hartford, CT 06103
                                                Attention: Thomas F. O'Connor, Esq.
                                                Telecopy No.: (860) 240-2800

Instructions re Delivery of Note and            The Bank of New York
Warrant                                         One Wall Street, Window A
                                                New York, NY  10286
                                                BoNY Account No.:  017001
                                                Ref:  Tower Square Capital Partners #49725

Tax identification number                       04-3722906


                                  Schedule I-12

                                                                 EXHIBIT 1(a)(i)

                                 FORM OF WARRANT


                                Exhibit 1(a)(i)

                                                                EXHIBIT 1(a)(ii)

                   CERTIFICATE OF INCORPORATION OF THE PARENT

See attached.


                                Exhibit 1(a)(ii)

                                                                    EXHIBIT 1(b)

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF OCTOBER 30, 2003 AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, C.M. LIFE INSURANCE COMPANY, MASSMUTUAL PARTICIPATION INVESTORS, MASSMUTUAL CORPORATE INVESTORS, TOWER SQUARE CAPITAL PARTNERS, L.P., TSCP SELECTIVE, L.P., TDG MERGER CO., A DELAWARE CORPORATION, (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.) (THE "COMPANY") TDG HOLDING COMPANY, A DELAWARE CORPORATION AND MADISON CAPITAL FUNDING LLC ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                                  FORM OF NOTE

                                 TDG MERGER CO.
               (TO BE MERGED WITH AND INTO THE DWYER GROUP, INC.)

                14% Senior Subordinated Note due October 30, 2011

No. R-                                                                   [Date]
$____________                                                 PPN:  267455 A* 4

         TDG MERGER CO., a Delaware corporation (together with any successor permitted hereunder, including, effective upon the Merger, THE DWYER GROUP, INC., a Delaware corporation, the "COMPANY"), for value received, hereby promises to pay to ________________, or registered assigns, the principal amount of ___________ DOLLARS ($________) on October 30, 2011, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal amount at the rate of 14% per annum, from the date hereof, payable quarterly on the 30th day of each January, April, July and October after the date hereof, commencing on January 30, 2004 until the principal


                                 Exhibit 1(b)-1
hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 16.00% per annum until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the Applicable Premium specified in the Securities Purchase Agreement hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payment of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreement hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period.

         This Note is one of the Company's 14% Senior Subordinated Notes due October 30, 2011, limited to $8,750,000 aggregate principal amount, issued pursuant to that certain Securities Purchase Agreement dated October 30, 2003 (as amended from time to time, the "Securities Purchase Agreement"), and the holder thereof is entitled to the benefits of the Securities Purchase Agreement and the other Operative Documents referred to in the Securities Purchase Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

         This Note is subject to prepayment only as specified in the Securities Purchase Agreement.

         This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Securities Purchase Agreement. The Company may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreement as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default, as defined in the Securities Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

         The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other


                                  Exhibit 14.21
demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

            [The remainder of this page is intentionally left blank.]



                                  Exhibit 14.21

         THIS NOTE AND THE SECURITIES PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

                                    TDG MERGER CO.


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:




                                  Exhibit 14.21

                               FORM OF ASSIGNMENT

                    [To be signed only upon transfer of Note]

         For value received, the undersigned hereby sells, assigns and transfers unto _____________ the within Note, and appoints ________________ Attorney to transfer such Note on the books of TDG MERGER CO. (together with its successors, including, THE DWYER GROUP, INC.), with full power of substitution in the premises.

Date:



                                   ---------------------------------------
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Note)

Signed in presence of



----------------------------------







                                  Exhibit 14.21

                                                                  EXHIBIT 1(c)-1

                        FORM OF NOTE GUARANTEE-SUBSIDIARY



                                 Exhibit 1(c)-2

                                                                  EXHIBIT 1(c)-2



                          FORM OF NOTE GUARANTEE-PARENT




                                  Exhibit 14.21

                                                                       EXHIBIT 3

                     INSTRUCTIONS FOR WIRE TRANSFER OF FUNDS


Bank:  JPMorgan Chase
ABA#:  021-000-021
Account #:  739-162-578
Account Name:  TDG Merger Co.
Contact Person:  Christopher DeGennaro
Phone Number:  (888) 207-2025



                                  Exhibit 3-1

                                                                  EXHIBIT 4.3(b)


                   INDEBTEDNESS TO BE REPAID PRIOR TO CLOSING



                                 Exhibit 4.3(b)

                                                                  EXHIBIT 4.3(d)


                         FORM OF STOCKHOLDERS AGREEMENT



                                 Exhibit 4.3(d)

                                                                  EXHIBIT 4.3(f)

                         FORM OF SUBORDINATION AGREEMENT




                                 Exhibit 4.3(f)

                                                                  EXHIBIT 4.3(j)



                               EBITDA CALCULATION





                                 Exhibit 4.3(j)

                                                                  EXHIBIT 4.3(l)



                          FORM OF EQUITY CALL AGREEMENT






                                  Exhibit 14.21

                                                                     EXHIBIT 5.2




             NAMES, JURISDICTIONS OF INCORPORATION AND SUBSIDIARIES



                                                                    LOCATIONS OF
                       JURISDICTION OF           FOREIGN              MATERIAL
        NAME            INCORPORATION         QUALIFICATIONS         PROPERTIES
        ----           ---------------        --------------        ------------







                                  Exhibit 5.2



                                                                  EXHIBIT 5.5(a)





                     AUTHORIZED CAPITAL STOCK OF THE PARENT







                                 Exhibit 5.5(a)

                                                                  EXHIBIT 5.5(b)




                    AUTHORIZED CAPITAL STOCK OF SUBSIDIARIES






                                 Exhibit 5.5(b)

                                                                  EXHIBIT 5.5(d)




              OUTSTANDING RIGHTS, OPTIONS, WARRANTS, OR AGREEMENTS






                                 Exhibit 5.5(d)

                                                                  EXHIBIT 5.6(a)





                      ACQUIRED COMPANY FINANCIAL STATEMENTS






                                 Exhibit 5.6(a)

                                                                  EXHIBIT 5.6(c)




           PRO-FORMA UNAUDITED BALANCE SHEETS OF THE ACQUIRED COMPANY






                                 Exhibit 5.6(c)

                                                                     EXHIBIT 5.7



               CHANGES IN FINANCIAL CONDITION OF ACQUIRED COMPANY





                                   Exhibit 5.7

                                                                     EXHIBIT 5.8

                            TAX RETURNS AND PAYMENTS







                                   Exhibit 5.8

                                                                     EXHIBIT 5.9





             PERMISSIBLE POST-ACQUISITION DEBT; LIENS, INVESTMENTS; AFFILIATES AND TRANSACTIONS THEREWITH; LEASES FOR REAL
                    PROPERTY IN EXCESS OF $100,000 PER ANNUM






                                   Exhibit 5.9

                                                                    EXHIBIT 5.13




                       POST-RETIREMENT BENEFIT OBLIGATIONS








                                   Exhibit 5.13

                                                                    EXHIBIT 5.14

                  CONSENTS, APPROVALS, NOTICES, AUTHORIZATIONS,
                DECLARATIONS AND FILINGS REQUIRED BEFORE CLOSING







                                  Exhibit 5.14

                                                                    EXHIBIT 5.15


                          PROPRIETARY RIGHTS; LICENSES





                                  Exhibit 5.15

                                                                 EXHIBIT 5.22(a)


                                OTHER AGREEMENTS










                                 Exhibit 5.22(a)

                                                                 EXHIBIT 5.22(b)

             EXCEPTIONS TO WARRANTIES & REPRESENTATIONS AT CLOSING





                                Exhibit 5.22(b)

                                                                 EXHIBIT 5.22(d)

                                TRANSACTION COSTS








                                 Exhibit 5.22(d)

                                                                    EXHIBIT 5.25

                               INSURANCE COVERAGE








                                  Exhibit 5.25

                                                                    EXHIBIT 5.26

                           ABSENCE OF CERTAIN CHANGES







                                  Exhibit 5.26

                                                                       EXHIBIT 6

                                 USE OF PROCEEDS












                                    Exhibit 6

                                                                 EXHIBIT 7(d)(v)

                   INFORMATION REQUIRED AS TO NEW SUBSIDIARIES

1. The legal name of such Subsidiary, the jurisdiction of its organization, each other jurisdiction in which it is qualified to do business, the authorized shares of capital stock (or other equity interests) of such Subsidiary (specifying the class or classes thereof) and the number of such shares (or interests) together with the number (and class) held by any such other holder.

2. Any (i) outstanding rights, options, warrants or agreements for the purchase from, sale or issuance by, such Subsidiary of any of its shares (or interests) or securities convertible into or exercisable or exchangeable for such shares (or interests); (ii) agreements on the part of such Subsidiary to issue, sell or distribute any shares (or interests) or any assets of such Subsidiary; (iii) obligations (contingent or otherwise) of such Subsidiary to purchase, redeem or otherwise acquire any of its shares (or interests) or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) (A) preemptive or similar rights with respect to the issuance of any shares (or interests) of such Subsidiary or (B) rights with respect to the registration of any shares (or interests) of such Subsidiary under the Securities Act.


                                Exhibit 7(c)(v)

                                                                      EXHIBIT 10

                          REGISTRATION RIGHTS PROVISION

         1. Definitions. As used in this Registration Rights Provision, the following terms have the following respective meanings (capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated the date hereof, to which this exhibit is attached (the "Securities Purchase Agreement"):

         "Covered-Shares" means the Registrable Securities of the Selling Holders included in a registration statement pursuant to the terms hereof.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Holders" means, collectively, the holders of Registrable Securities. A person shall be deemed to be a Holder whenever person owns Registrable Securities or has the right to acquire Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

         "Indemnified Party" has the meaning given to that term in Section 5 hereof.

         "Indemnifying Party" has the meaning given to that term in Section 5 hereof.

         "Majority Selling Holders" means the Selling Holders holding at least 66-2/3% of the Covered Shares.

         "Registrable Securities" means the Common Stock issuable upon exercise of the Warrants or issuable by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, the Parent has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of registration thereof and it may be resold without subsequent registration under the Securities Act.

         "Registration Expenses" has the meaning given to that term in Section 12 hereof.

         "SEC" means the U.S Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement in accordance with the terms hereof.



                                Exhibit 14.2(e)

         2. Piggy-Back Registration.

                  (a) Subject to the provisions of this Section 2, if the Parent at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, each such time the Parent will give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer the Holder the opportunity to include such number of Registrable Securities in the registration as the Holder may request.

                  (b) The Parent shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Parent included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises the Parent in writing (with a copy to the Holders requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the registration exceeds the number which can be sold in such offering, then the Parent will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the securities that the Parent intends to be included in such registration; (ii) second, Registrable Securities that Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Holders); and (iii) third, securities held by all other parties.

         3. Holdback-Agreements

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees not to effect any public sale or distribution of Securities, including a sale pursuant to Rule 144, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed pursuant hereto (except as part of such registration), if and to the extent requested by the Parent in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                  (b) Restrictions on Public Sale by the Parent and Others. The Parent agrees (i) not to effect any public sale or distribution of any Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 10 days before, and during the 90-day period beginning on, the effective date of any registration statement filed hereunder (except as part of such registration statement); and (ii) that any agreement entered into after the date of this Registration Rights Provision pursuant to which the Parent issues or agrees to issue any privately placed securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144; provided, however, that the provisions of this


                                  Exhibit 14.21
         paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

         4. Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Parent will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Parent will as expeditiously as possible (provided that nothing contained herein prohibits the Parent from abandoning a registration in which Holders have requested to participate pursuant to Section 2 hereof):

                  (a) prepare and file with the SEC a registration statement (but in any event within 90 days after the end of the period within which requests may be given to the Parent) on any form for which the Parent then qualifies or which counsel for the Parent deems appropriate and which form is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided that (i) before filing a registration statement or prospectus or any amendments or supplements thereto, the Parent will furnish to one counsel selected by the Majority Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Parent will promptly notify each Selling Holder of any stop order issued or, to the knowledge of the Parent, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period which will terminate when all Covered Shares have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable, and not longer than nine months after the effective date of such registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in the registration statement;

                  (c) furnish to each Selling Holder, before filing the registration statement, if requested, copies of the registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including each preliminary prospectus) and such other document as such Selling Holder may reasonably request in order to facilitate the disposition of the Covered Shares owned by such Selling Holder;

                  (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as any selling


                                  Exhibit 14.21

         Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of its Covered Shares; provided that the Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Parent to enable Selling Holders to consummate the disposition of the Covered Shares owned by such Selling Holders;

                  (f) notify each Selling Holder, at any time when a prospectus relating to Covered Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Covered Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

                  (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

                  (h) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Parent (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause the Parent's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Parent and allow the Parent at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Parent's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as


                                  Exhibit 14.21
          reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

                  (k) use its best efforts to cause all Covered Shares to be listed on each securities exchange on which similar securities issued by the Parent are then listed; and

                  (1) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such registration statement.

          5. Indemnification.

                  (a) Indemnification by the Parent. The Parent agrees to indemnify and hold harmless each Selling Holder, its officers, directors, employees and agents, and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Parent by such Selling Holder or on such Selling Holder's behalf expressly for use therein.

                  (b) Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Parent, its directors and officers and each party, if any, who controls the Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Parent to each Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnification under clauses
         (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and


                                  Exhibit 14.21
          expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         6. Contribution. If for any reason the indemnification provided for in the preceding Sections 5(a) and 5(b) is unavailable to an Indemnified Party as contemplated by those Sections, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Selling Holder will be required to contribute in an amount greater than the difference between the net proceeds received by such Selling Holder with respect to the sale of any Registrable Securities and all amounts already contributed by such Selling Holder with respect to such claims.

         7. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Registration Rights Provision. Notwithstanding the previous sentence, no Holder shall be required to make any representations or warranties to, or make any agreements with the Parent or any underwriter other than representations, warranties or agreements regarding such Holder or such Holder's intended method of distribution.

         8. Rule 144. The Parent covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Parent will deliver to such Holder a written statement as to whether it has complied with such requirements.


                                  Exhibit 14.21

         9. Information. The Parent may require each Selling Holder to promptly furnish in writing to The Parent such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

         10. Amended or Supplemented Prospectus. Each Selling Holder agrees that, upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 4(f) hereof, such Selling Holder will forthwith discontinue disposition of any Covered Shares pursuant to the registration statement covering such Covered Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof, and, if so directed by the Parent, each Selling Holder will deliver to the Parent all copies, other than permanent file copies then in such Selling Holders possession, all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event the Parent gives such notice, the Parent will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 4(f) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(f) hereof to the date when the Parent makes available to each Selling Holder a prospectus supplemented or amended to conform with the requirements of Section 4(f) hereof.

         11. Registration Expenses. In connection with any registration statement filed pursuant to Section 2 hereof, the Parent will pay all registration expenses (the "Registration Expenses"), including but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 4(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of the Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for the Parent and customary fees and expenses for independent certified public accountants retained by the Parent (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(i) hereof), (vii) the fees and expenses of any special experts retained by the Parent in connection with such registration, and (viii) reasonable fees and expenses of one law firm (designated by the Majority Selling Holders and reasonably acceptable to the Parent) acting as counsel for the Selling Holders in connection with the registration hereunder; provided, however, the Parent will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of the Selling Holders) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Selling Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

         12. Registration Rights. Other than pursuant to Section 10 of the Securities Purchase Agreement, the Parent agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in


                                  Exhibit 14.21
contravention of the rights to participate set forth in this Registration Rights Provision. To the extent the registration rights provisions contained in the Securities Purchase Agreement conflict with this Registration Rights Provision as they pertain to the Purchasers, the provisions in the Securities Purchase Agreement shall apply.






                                 Exhibit 14.21

                                                                   EXHIBIT 14.11


                          TRANSACTIONS WITH AFFILIATES




                                  Exhibit 15.1

                                                                   EXHIBIT 14.21


                          FORM OF ASSUMPTION AGREEMENT








                                  Exhibit 14.21